Exhibit 2.2
                              FOSTER BALL, L.L.C.

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                  dated as of


                                 June 26, 1995


                                     among

                         SAINT-GOBAIN HOLDINGS I CORP.

                              BG HOLDINGS I, INC.

                                      and

                              BG HOLDINGS II, INC.

                               TABLE OF CONTENTS



                                   ARTICLE 1

                                  DEFINITIONS

      SECTION 1.1.   Definitions........................................  1


                                   ARTICLE 2

                     FORMATION AND PURPOSES OF THE COMPANY

      SECTION 2.1.   Formation of the Company........................... 17
      SECTION 2.2.   Name of the Company................................ 17
      SECTION 2.3.   Purpose of the Company............................. 17
      SECTION 2.4.   Office; Registered Agent........................... 17
      SECTION 2.5.   Term............................................... 17
      SECTION 2.6.   Title to Company Property.......................... 18
      SECTION 2.7.   Filing of Certificates............................. 18


                                   ARTICLE 3

                             CAPITAL CONTRIBUTIONS

      SECTION 3.1.   General............................................ 18
      SECTION 3.2.   Capital Contributions.............................. 18
      SECTION 3.3.   Preferred Interests................................ 20
      SECTION 3.4.   No Return of or Income on Capital Contributions.... 22


                                   ARTICLE 4

                               CAPITAL ACCOUNTS;

                  PREFERRED INTEREST ACCOUNTS AND ALLOCATIONS

      SECTION 4.1.   Capital Accounts; Preferred Interest Accounts;
                     Allocations........................................ 23
      SECTION 4.2.   Tax Allocations.................................... 24


                                   ARTICLE 5

                                 DISTRIBUTIONS

      SECTION 5.1.   Distributions...................................... 25
      SECTION 5.2.   Amounts Withheld................................... 27
      SECTION 5.3.   Distributions upon Dissolution..................... 27


                                   ARTICLE 6

                   GOVERNANCE AND MANAGEMENT OF THE COMPANY

      SECTION 6.1.   Management by the Members.......................... 28
      SECTION 6.2.   Forum for Meetings; Composition of the Members
                     Committee; Voting Agents; Holding of Meetings...... 28
      SECTION 6.3.   Quorum; Manner of Acting; Adjournments............. 30
      SECTION 6.4.   Action by Written Consent.......................... 30
      SECTION 6.5.   Telephonic Meetings................................ 30
      SECTION 6.6.   Company Minutes.................................... 30
      SECTION 6.7.   Conflicts of Interest.............................. 31
      SECTION 6.8.   Officers and Employees............................. 31
      SECTION 6.9.   Actions Requiring Consent of Parties............... 32
      SECTION 6.10.  Budgets............................................ 34
      SECTION 6.11.  Authorization to Enter into Transaction Documents;
                     Ratification........................................35
      SECTION 6.12.  Certain Agreements of Members Committee............ 35


                                   ARTICLE 7

                         FINANCIAL MATTERS; INFORMATION

      SECTION 7.1.   Provision of Financial Information................. 35
      SECTION 7.2.   Fiscal Year........................................ 35
      SECTION 7.3.   Books of Account................................... 36
      SECTION 7.4.   Financial Statements............................... 36
      SECTION 7.5.   Inspection Rights of Members....................... 37


                                   ARTICLE 8

                                  TAX MATTERS

      SECTION 8.1.   Partnership for Tax Purposes....................... 38
      SECTION 8.2.   Tax Returns........................................ 38
      SECTION 8.3.   Tax Elections...................................... 38
      SECTION 8.4.   Tax Matters Partner................................ 39


                                   ARTICLE 9


                       CERTAIN COVENANTS OF THE MEMBERS

      SECTION 9.1.   Confidentiality.................................... 39
      SECTION 9.2.   Noncompetition..................................... 40
      SECTION 9.3.   SG Guaranty........................................ 41
      SECTION 9.4.   Certain Activities................................. 42


                                  ARTICLE 10

                       TRANSFER OF INTERESTS; EXIT RIGHTS

      SECTION 10.1.  General Restrictions on Transfer................... 42
      SECTION 10.2.  Certain Permitted Transfers........................ 42
      SECTION 10.3.  Right of First Refusal with Respect to SG Interests 42
      SECTION 10.4.  Tag-along Rights................................... 44
      SECTION 10.5.  Saint-Gobain Purchase Rights....................... 46
      SECTION 10.6.  Ball Sale Rights................................... 47
      SECTION 10.7.  Adjustment Payment................................. 48
      SECTION 10.8.  Calculation of Purchase Price...................... 48
      SECTION 10.9.  Approvals.......................................... 49
      SECTION 10.10. Recognition of Transfer of Member Interests........ 50


                                  ARTICLE 11

                              REGISTRATION RIGHTS

      SECTION 11.1.  Definitions........................................ 51
      SECTION 11.2.  Demand Registration................................ 51
      SECTION 11.3.  Price Range........................................ 52
      SECTION 11.4.  Purchase of Ball's Interests....................... 53
      SECTION 11.5.  Termination of Provisions.......................... 53


                                  ARTICLE 12

                        REPRESENTATIONS AND WARRANTIES

      SECTION 12.1.  Representations and Warranties of the SG Members... 54
      SECTION 12.2.  Representations and Warranties of the Ball Members. 55


                                  ARTICLE 13

                          CLOSING; CLOSING CONDITIONS

      SECTION 13.1.  Closing............................................ 56
      SECTION 13.2.  Conditions to the Obligation of Each Member........ 56
      SECTION 13.3.  Conditions to the Obligation of Each SG Member..... 57
      SECTION 13.4.  Conditions to the Obligation of Each Ball Member... 57


                                  ARTICLE 14

                    LIABILITY; EXCULPATION; INDEMNIFICATION

      SECTION 14.1.  Liability for Debts of the Company; Limited
                     Liability.......................................... 58
      SECTION 14.2.  Exculpation........................................ 58
      SECTION 14.3.  Indemnification.................................... 59
      SECTION 14.4.  Procedures......................................... 59
      SECTION 14.5.  Non-Exclusive Remedy............................... 61
      SECTION 14.6.  Continuing Provisions.............................. 61


                                  ARTICLE 15

              DISSOLUTION AND WINDING UP; RESIGNATION OF A MEMBER

      SECTION 15.1.  Dissolution Events................................. 61
      SECTION 15.2.  Winding Up......................................... 62
      SECTION 15.3.  Distribution Upon Dissolution of the Company....... 62
      SECTION 15.4.  Claims of the Members.............................. 63
      SECTION 15.5.  No Resignations by Members......................... 63


                                  ARTICLE 16

                                 MISCELLANEOUS

      SECTION 16.1.  Notices............................................ 63
      SECTION 16.2.  Amendments and Waivers............................. 65
      SECTION 16.3.  Status of Parents.................................. 65
      SECTION 16.4.  Successors and Assigns............................. 65
      SECTION 16.5.  Governing Law; Severability........................ 66
      SECTION 16.6.  Disputes; Submission to Jurisdiction............... 66
      SECTION 16.7.  Counterparts....................................... 67
      SECTION 16.8.  Further Assurances................................. 67
      SECTION 16.9.  Entire Agreement................................... 67
      SECTION 16.10. Headings........................................... 68


                                    ANNEXES

      ANNEX 3.2(c)   Closing Capital Contributions
      ANNEX 3.3(f)   Conversion Procedures

                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                              FOSTER BALL, L.L.C.


            AMENDED AND RESTATED AGREEMENT dated as of June 26, 1995 among Saint-Gobain Holdings I Corp., a Delaware corporation ("SGH"), BG Holdings I, Inc., a Delaware corporation ("BGHI"), and BG Holdings, II, Inc., a Delaware corporation, ("BGHII"), each in its respective capacity as a Member (as hereinafter defined).


                              W I T N E S S E T H


            WHEREAS, Foster Ball, L.L.C. (the "Company"), Ball Parent and Ball Glass Container Corporation will enter into an Asset Purchase Agreement (the
"Ball Purchase Agreement") pursuant to which the Company will purchase substantially all of the glass bottle and jar business of Ball Glass Container Corporation;

            WHEREAS, the Company and American National Can Company ("ANC") will enter into an Asset Purchase Agreement (the "ANC Purchase Agreement") pursuant to which the Company will purchase substantially all of the glass bottle and jar business of the Foster Forbes division of ANC; and

            WHEREAS, in connection with the consummation of the transactions contemplated by the Ball Purchase Agreement and the ANC Purchase Agreement, the parties wish to associate themselves as members of the Company and to form the Company as a limited liability company under the laws of the State of Delaware and on the terms set forth in this Agreement.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

            SECTION 1.1. Definitions. (a) As used herein, the following terms have the following meanings:

            "Actual Value" means, if the Tropicana Call Right is exercised in 2003, or if Tropicana is terminated on or prior to January 25, 2003, the actual exit value of the Company's ownership interest in Tropicana, which actual value shall be calculated at the time of such exercise or termination, as the case may be, on the basis of the aggregate amounts paid or payable to the Company in connection with such exercise or termination plus the amount of dividends and distributions actually received by or credited to the Company from Tropicana following the date of the purchase of the interests pursuant to Article 10 to the date of termination or exercise.

            "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person; provided that, for purposes of this Agreement, (i) the Company shall not be treated as an Affiliate of any Member or such Member's Affiliates and (ii) no Member or its Affiliates shall be treated as an Affiliate of the Company or as an Affiliate of any other Member or such other Member's Affiliates solely by reason of its ownership interest in the Company. For the purpose of this definition, the term "control" (including its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

            "Applicable Price Range" means the Initial Price Range, or, if a Price Adjustment has occurred, the Adjusted Price Range.

            "Average Working Capital Amount" means the sum of (i) the average trade working capital (calculated consistent with the calculation of Base Trade Working Capital and Madera Base Trade Working Capital under the Ball Purchase Agreement) of the business acquired pursuant to the Ball Purchase Agreement for the twelve full months ending immediately prior to the Closing Date, (ii) the working capital of the business acquired pursuant to the ANC Purchase Agreement as reflected on the final audited financial statements of such business as of December 31, 1994 (as determined by the parties hereto to their mutual satisfaction) and (iii) $12 million.

            "Ball Members" means BGHI and BGHII and each other Member which is a direct or indirect Subsidiary of Ball Parent.

            "Ball Parent" means Ball Corporation.

            "Benchmark Amount" means, at any time, the dollar amount equal to the product of (i) the aggregate Ownership Percentage of the Ball Members at such time and (ii) (A) the aggregate Capital Account balances and Preferred Interest Account balances of all of the Members immediately following any distribution or Capital Contribution contemplated by Section 5.1(c) or 3.2(d), respectively, plus (B) the aggregate amount of all other Capital Contributions and Preferred Contributions made by the Members, minus (C) amounts paid in redemption of Preferred Interests pursuant to Section 3.3.

            "Business"   means   the   business   of   designing,    developing,
manufacturing, marketing and selling glass bottles and jars (excluding perfume and pharmaceutical bottles).

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City, New York are authorized to close.

            "Call Cycle" means, together, each First Call Period and the successive Second Call Periods which immediately follow such First Call Period.

            "Call Price"  means,  as of any date,  the sum of (1) the product of
(A) the  aggregate  Ownership  Percentage of the Ball Members on such date times
(B) (u) 50% of 7.4 times EBITA of the Company for the most recent fiscal year for which audited financial statements of the Company are available, plus (v) 50% of 5 times EBITDA of the Company for the most recent fiscal year for which audited financial statements of the Company are available, plus (w) the aggregate purchase price paid (including the fair market value of all non-cash consideration and the aggregate principal amount plus accrued interest of all indebtedness assumed) in connection with any Recent Acquisition, minus (x) the sum of (A) the average Net Financial Indebtedness (excluding Recent Acquisition Indebtedness) of the Company outstanding during the 90-day period prior to the receipt of the applicable Call Notice and (B) Recent Acquisition Indebtedness, minus (y) the aggregate Preferred Interest Amount of all Members, plus (z) the value of any ownership interest of the Company or any Subsidiary in any Person that is not a consolidated Subsidiary determined by applying the Call Price formula to such Person (substituting, for "(A) the aggregate Ownership Percentage of the Ball Members on such date", "(A) the ownership percentage of the Company or such Subsidiary in such Person"), plus (2) the aggregate Preferred Interest Amounts of the Ball Members.

            "Capital Contribution" means, with respect to any Member, the aggregate amount of money contributed by such Member to the Company, including without limitation any Preferred Contribution pursuant to Article 3 that has not previously been redeemed.

            "Capitalized Lease Obligations" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is or is required to be classified and accounted as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Closing Date" means the date of the Closing.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to specific provisions of the Code include references to corresponding provisions of successor law.

            "Company" has the meaning set forth in the recitals hereto.

            "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments or accruals) and amounts paid or credited as distributions on preferred stock or preferred interests of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" of any Person for any period means the net income (loss), after minority interests of third parties, of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (to the extent included in calculating net income (loss)) (i) Extraordinary Charges and Credits, (ii) the cumulative effect of a change in accounting principle, (iii) amounts paid as dividends in cash on preferred stock of such Person and (iv) net income (loss) of such Person and its Subsidiaries for such period in respect of any Person or assets that constitutes a Recent Acquisition. For purposes of clauses (i) through (iv), to the extent related to a Person less than 100% owned by the Company, each amount excluded from Consolidated Net Income pursuant to the foregoing definition shall be excluded only to the extent of such amount times the Company's ownership percentage of such Person.

            "Consolidated Net Worth" means at any date the consolidated members equity of the Company and its Subsidiaries at such date.

            "Debt Service Amounts" means all cash disbursements required or permitted to be made by the Company for repayment of principal and payment of interest and all other amounts payable under or in respect of (i) the Financing Facilities or (ii) any other Indebtedness of the Company.

            "Designated Date" means, with respect to any year, the later to occur of (i) March 30 of such year and (ii) thirty days following the delivery of the audited financial statements of the Company for the prior year.

            "Drawdown" means a drawdown of cash contributions from Members pursuant to a Drawdown Notice in accordance with Article 3.

            "EBITA" means, with respect to any Person for any period, Consolidated Net Income of such Person for such period (excluding that portion of such Consolidated Net Income attributed to investments of such Person accounted for using the equity or cost basis method), plus, in each case to the extent deducted in determining such Consolidated Net Income of such Person for such period (without duplication), (i) Consolidated Interest Expense of such Person for such period, (ii) provisions for taxes based on or measured by net income or capital of such Person or any Subsidiary of such Person with respect to such period, determined on a consolidated basis for such Person and its Subsidiaries, and (iii) amortization expense for such period, determined on a consolidated basis for such Person and its Subsidiaries. For purposes of clauses
(i), (ii) and (iii), to the extent related to a Person less than 100% owned by the Company, each amount added to Consolidated Net Income pursuant to the foregoing definition shall be added only to the extent of such amount times the Company's ownership percentage of such Person. "EBITA" shall be calculated on a "molds expensed" basis (to the extent that molds expensed during such fiscal year does not exceed 115% of molds expensed for the immediately preceding fiscal year) and (y) amortization expense shall not be added to Consolidated Net Income pursuant to clause (iii) above until such amortization expense exceeds $6 million, and then only to the extent of such excess.

            "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (excluding that portion of such Consolidated Net Income attributed to investments of such Person accounted for using the equity or cost basis method), plus, in each case to the extent deducted in determining such Consolidated Net Income of such Person for such period (without duplication), (i) Consolidated Interest Expense of such Person for such period, (ii) provisions for taxes based on or measured by net income or capital of such Person or any Subsidiary of such Person with respect to such period, determined on a consolidated basis for such Person and its Subsidiaries, and (iii) depreciation and amortization expense for such period, determined on a consolidated basis for such Person and its Subsidiaries. For purposes of clauses (i), (ii) and (iii), to the extent related to a Person less than 100% owned by the Company, each amount added to Consolidated Net Income pursuant to the foregoing definition shall be added only to the extent of such amount times the Company's ownership percentage of such Person. "EBITDA" shall be calculated on a "molds expensed" basis (to the extent that molds expensed during such fiscal year does not exceed 115% of molds expensed for the immediately preceding fiscal year).

            "Escrow Agreement" means the Escrow Agreement, in form and substance satisfactory to the parties, to be entered into between the Ball Members and the SG Members in the absence of an election by the Ball Members to provide a Letter of Credit pursuant to clause (ii) of Section 10.8(d), which Escrow Agreement, if entered into, shall provide that (i) the funds deposited into escrow pursuant to
Section 10.8 shall not be released from escrow to the Ball Members prior to January 25, 2003 and (ii) any amount so released shall be reduced by the amount of any Adjustment Payment payable by the Ball Members to the SG Members pursuant to Section 10.7.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Extraordinary Charges and Credits" means, with respect to any Person for any period any individual, significant, unusual and non-recurring charge or credit of such Person for such period that are not representative of ordinary course operating earnings of such Person including without limitation but by way of example, plant closings, business restructurings, litigation settlements, casualty losses and dispositions of a business segment or product line; provided that, with respect to any product liability or workers compensation claim, no charge shall be deemed an "Extraordinary Charge" unless such charge is in an amount in excess of $1,500,000, net of any insurance recovery in respect thereof, in which case the full amount of such charge shall be deemed an "Extraordinary Charge".

            "Financing  Facilities"  means the bank and/or other debt  financing facilities, loans, leases and other arrangements entered into or to be entered into by the Company in connection with obtaining financing for the operation of the Company, including without limitation (i) one or more Loan Agreements to be entered into between the Company and SG Parent or one or more of its
Subsidiaries,  in form and substance  satisfactory  to each of the Members,  and
(ii) instruments, notes, certificates, security documents, financing statements and other documents entered into in connection with, or evidencing any Indebtedness (or Lien securing payment of any Indebtedness) outstanding in respect of, the Financing Facilities, including any amendments thereto and modifications, restatements, waivers, extensions and renewals thereof and any loan or other agreement extending the maturity of, providing additional facilities under, increasing, refinancing or otherwise restructuring or replacing all or any portion of such Indebtedness and other obligations or facilities under any such agreements, instruments or other documents, in each case entered into from time to time in accordance with the provisions of this Agreement; provided that the Financing Facilities shall not include any loan or other agreement or facility relating to Indebtedness between the Company and any Subsidiary of the Company or between Subsidiaries of the Company.

            "First Call Period" means the 180-day period commencing on the Designated Date in 2001 and each 180-day period commencing on the Designated Date each succeeding sixth year after 2001; provided that if a First Call Period is scheduled to commence during the pendency of any Put Period (other than any Put Period ending on a Designated Date on which such First Call Period is scheduled to commence), such First Call Period shall instead commence in the year following such Put Period.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time or, for purposes of determining the Put Price or Call Price pursuant to Article 10, as in effect on the date hereof.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by notes, bonds, debentures or other similar instruments and (iii) all Capitalized Lease Obligations of such Person.

            "Indemnified Losses" means any and all Losses incurred or suffered by any Indemnified Person as a result of or arising from any Specified Proceeding; provided that Indemnified Losses shall not include (x) any Specified Losses or (y) any loss of profit or return on any Indemnified Person's direct or indirect investment in the Company (including any diminution in the value thereof).

            "Indemnified   Person"  means  each  Member,   each   Affiliate  and
Representative of such Member and each employee, officer, director, agent or authorized representative of such Affiliate or Member.

            "Interest" means, with respect to any Member, such Member's Ordinary Interest and such Member's Preferred Interest, if any.

            "Joint Venture Transactions" means the transactions contemplated by the Transaction Documents.

            "Leverage Ratio" means, for any year, the ratio of Net Financial Indebtedness as of December 31 of such year to Consolidated Net Worth as of December 31 of such year.

            "License Agreement" means, collectively, one or more license or sublicense agreements that may be entered into between the Company and Ball Parent or its Affiliates, in form and substance satisfactory to the parties hereto.

            "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, or encumbrance in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

            "Losses" means any and all losses, claims, expenses, damages, costs or liabilities arising from or in connection with or related to any Transaction Documents or the Company's business or affairs.

            "Member" means each Person that continues or is admitted as a member of the Company on the date hereof as provided in Section 2.1, and each Person that is admitted as a member of the Company after the date hereof in accordance with the provisions of this Agreement, in each case in such Person's capacity as a member of the Company. For purposes of the Delaware Act, the Members shall constitute one class or group of members.

            "Net Adjustment Amount" means the sum of (i) the amount of any purchase price adjustment finally determined to be payable pursuant to Section
2.07 of the ANC Purchase Agreement, plus (ii) the amount of any adjustment payment finally determined to be payable pursuant to Section 2.9 of the Ball Purchase Agreement; provided that the amount of any adjustment referred to in clause (i) above which results in an increase to the purchase price payable under the ANC Purchase Agreement shall be a positive number for purposes hereof and the amount of any such adjustment which result in a decrease to such purchase price shall be a negative number for purposes hereof; and provided further that the amount of any adjustment referred to in clause (ii) above payable by the Company shall be a positive number for purposes hereof and the amount of any such adjustment payable to the Company shall be a negative number for purposes hereof.

            "Net Financial Indebtedness" of any Person as of any date means (A) for purposes of determining the Put Price or the Call Price pursuant to Article 10 and for purposes of Section 3.3(f), the (i) Indebtedness of such Person outstanding at such date, plus (with respect to any charge) and minus (with respect to any credit) (ii) the net present value using a discount rate of 9% of the estimated future after-tax cash flows related to any reserve or asset recorded in connection with an Extraordinary Charge or Credit of such Person, minus (iii) cash and cash equivalents of such Person at such date or (B) for all other purposes hereunder, (i) the Indebtedness of such Person outstanding at such date, minus (ii) cash and cash equivalents of such Person at such date.

            "Ordinary Interest" means, with respect to any Member, such Member's limited liability company interest in the Company, other than any such interest that is a Preferred Interest.

            "Ownership  Percentage"  means,  with  respect  to any Member at any time, the percentage derived by dividing the aggregate amount of Capital Contributions (excluding Preferred Contributions until such time as any corresponding Preferred Interest is converted to an Ordinary Interest pursuant to Section 3.3(e)) made by such Member as of such time by the aggregate amount of Capital Contributions (excluding Preferred Contributions until such time as any corresponding Preferred Interest is converted to an Ordinary Interest pursuant to Section 3.3(e)) made by all Members as of such time, as such Ownership Percentage may be adjusted from time to time pursuant to Section 3.3(f).

            "Parent" means, except as provided in Section 10, SG Parent and Ball Parent.

            "Parent Sideletter" means, collectively, each of the Guaranties executed by Compagnie de Saint-Gobain, SG Parent and Ball Parent as of the date hereof.

            "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

            "Preferred Interest" means, with respect to any Member, the limited liability company interest in the Company to be received by such Member pursuant to Section 3.2(e), with respect to which such Member is entitled to the preferential and other rights specified in Section 3.3.

            "Preferred Interest Amount" means the aggregate Preferred Interest Accounts (plus any accrued Preferred Return that has not had a corresponding allocation pursuant to Section 4.1(b)(i) or (ii)).

            "Preferred Return" means a preferential return on Preferred Interests equal to (i) in the case of an issuance of Preferred Interests (including any Preferred Interests to be issued on a Delayed Contribution Date) to the Ball Members, on the one hand, and the SG Members, on the other hand, pro rata in accordance with their Ownership Percentages, a rate agreed to by the Ball Members and the SG Members at the time of issuance or (ii) in the case of any other issuance of Preferred Interests, the lowest compounded rate which would be applicable in connection with an arms-length issuance by the Company to third parties of a convertible debt security with a two-year maturity, assuming that such indebtedness is not guaranteed by Compagnie de Saint-Gobain but the outstanding indebtedness of the Company is provided, made available or guaranteed by Compagnie de Saint-Gobain up to $645 million. Notwithstanding the foregoing, if the Ball Members default on their obligation to purchase Preferred Interests on a Delayed Contribution Date pursuant to the terms of Section 3.2, at the election of the SG Members, such Preferred Interests (together with all other Preferred Interests issued on the same date as such Preferred Interests) may bear the Preferred Return set forth in clause (ii) above, which Preferred Return shall be deemed to have accrued from the date such Preferred Interests were issued.

            "Prime Rate" means the rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate.

            "Proceeding"  means  any  suit,  proceeding,   action,  arbitration,
investigation or claim by, in or before any court, arbitrator, administrative tribunal, governmental body or agency or other forum.

            "Public Offering" means any underwritten public offering of equity securities (or securities convertible into equity securities) of SGH (or any successor) pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

            "Public Offering Call Price" means (i) in the event that the Ball Members have requested, pursuant to Article 11, that SGH issue in a Public Offering a number of securities the net proceeds of which are sufficient to purchase all of the Interests then held by the Ball Members pursuant to Article 11, the product of (x) the number of such securities and (y) the price per share equal to the mid-point of the Initial Price Range or, if a Price Adjustment has occurred, at a price per share equal to 25% higher than the bottom of the Adjusted Price Range or (ii) in the event that the Ball Members have requested, pursuant to Article 11, that SGH issue in a Public Offering a number of securities the proceeds of which are not sufficient to purchase pursuant to
Article 11 all of the Interests then held by the Ball Members (or in the event that, following a request to have a number of securities the proceeds of which are sufficient to purchase all of the Interests of the Ball Members be so included, the size of the offering is reduced) the sum of "A" plus "B", where "A" equals the product of (i) the number of securities of SGH included in such Public Offering and (ii) the price per share equal to the bottom of the Applicable Price Range and "B" equals an amount equal to the Put Price; provided that for purposes of calculating the Put Price pursuant to this definition, the Ownership Percentage of the Ball Members shall be equal to the percentage of all outstanding Ordinary Interests which are not purchased for cash pursuant to
Article 11.

            "Put Commencement Year" means 1998 and each succeeding sixth year thereafter; provided that if a Put Commencement Year is scheduled to occur during the pendency of any Call Cycle, such Put Commencement Year instead shall be the year following the year in which such Call Cycle ends.

            "Put Period" means the period commencing on the Designated Date in each Put Commencement Year and ending on the Designated Date in the year three years following such Put Commencement Year.

            "Put Price" means, as of any date, the sum of (1) the product of (A) the aggregate Ownership Percentage of the Ball Members on such date times (B)
(u) 50% of 7 times EBITA of the Company for the most recent fiscal year for which audited financial statements of the Company are available, plus (v) 50% of
4.5 times EBITDA of the Company for the most recent fiscal year for which audited financial statements of the Company are available, plus (w) the aggregate purchase price paid (including the fair market value of all non-cash consideration and the aggregate principal amount plus accrued interest of all indebtedness assumed) in connection with any Recent Acquisition, minus (x) the sum of (A) the average Net Financial Indebtedness (excluding Recent Acquisition Indebtedness) of the Company, outstanding during the 90-day period prior to receipt of the applicable Put Notice and (B) Recent Acquisition Indebtedness, minus (y) the aggregate Preferred Interest Amounts of all Members, plus (z) the value of any ownership interest of the Company or any Subsidiary in any Person that is not a consolidated Subsidiary determined by applying the Put Price formula to such Person (substituting, for "(A) the aggregate Ownership Percentage of the Ball Members on such date", "(A) by the ownership percentage of the Company or such Subsidiary in such Person"), plus (2) the aggregate Preferred Interest Amount of the Ball Members. For purposes of this definition, audited financial statements for any fiscal year shall not be deemed to be available until at least 45 days following the end of such fiscal year.

            "Recent Acquisition" means, as of any date or with respect to any date of determination, the acquisition (by merger or otherwise) of any Person or assets constituting all or substantially all of a business or operating unit acquired by the Company (by merger or otherwise) during the period commencing on the first day of the most recent fiscal year for which audited financial statements are available and ending on such date.

            "Recent Acquisition Indebtedness" means, (i) with respect to any calculation of the Put Price or the Call Price, Indebtedness incurred or assumed during the 90-day period prior to the receipt of the applicable Put Notice or Call Notice, as the case may be, in respect of a Recent Acquisition that is consummated during the 90-day period prior to the receipt of the applicable Put Notice or Call Notice, as the case may be, and (ii) for purposes of Section 3.3(f), as of any date, Indebtedness incurred or assumed during the 90-day period prior to such date in respect of a Recent Acquisition that is consummated during the 90-day period prior to such date.

            "Regulations" means the Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are in effect from time to time. References to specific provisions of the Regulations include references to corresponding provisions of successor regulations.

            "Regulatory Approvals" means, with respect to any proposed transaction, all United States and foreign governmental and regulatory authorizations, approvals, consents and clearances required by applicable law to be obtained in connection with such transaction.

            "Representative" means, with respect to any Member at any time, each individual who has been appointed by such Member as of such time to serve as one of such Member's representatives on the Members Committee.

            "Second Call Period" means (i) the 180-day period commencing on the Designated Date in 2002 and each 180-day period commencing on the Designated Date in each succeeding sixth year after 2002; provided that, with respect to each such period, either (x) a Call Blocking Notice was delivered during the First Call Period immediately preceding such period or (y) a Call Notice was not delivered during the First Call Period immediately preceding such period or (ii) the 180-day period commencing on the Designated Date in each year immediately following a year in which a Call Blocking Notice was delivered during the Second Call Period in such year.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Services Agreement" means the Services Agreement to be entered into between the Company and Ball Parent or its Affiliates, in form and substance satisfactory to the parties hereto.

            "SG Members" means SGH and each other Member which is a direct or indirect Subsidiary of SG Parent.

            "SG Parent" means Saint-Gobain Corporation.

            "Specified Losses" means, with respect to any Losses incurred by an Indemnified Person, all such Losses arising from, in respect of or in connection with any criminal conduct, intentional tortious conduct, willful misconduct, gross negligence, fraud, violation of public policy or any material breach of any of the terms of the Transaction Documents, in each case on the part of such Indemnified Person or its Affiliates or any of their respective employees, officers, directors, employers, agents or authorized representatives.

            "Specified Proceeding" means a Proceeding conducted, brought or threatened by a Person other than the Company or any Indemnified Person.

            "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that for purposes of this Agreement (i) Tropicana, Madera Glass Company and Heye-America, L.P. shall be deemed Subsidiaries of the Company and (ii) the Company shall not be deemed a Subsidiary of any Member or its Affiliates.

            "Taxable Income or Taxable Loss" means the taxable income or loss of the Company for federal income tax purposes, determined in accordance with
Section 703(a) of the Code (and for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), increased by the income and gain exempt from tax, and decreased by expenditures of the Company described in Section 705(a)(2)(B) of the Code (including expenditures treated as described in Section 705(a)(2)(B) of the Code under Treasury Regulation Section 1.704-1(b)(2)(iv)(i)). To the extent consistent with the foregoing, Taxable Income and Taxable Loss shall be determined under the accrual method of accounting and in accordance with GAAP.

            "Third Party" means any Person other than (i) the Company, (ii) any Member or any Affiliate of such Member, and (iii) any beneficial owner of 5% or more of the capital stock of any Member or Affiliate of such Member.

            "Transaction Documents" means this Agreement, the Escrow Agreement, the License Agreement, the Services Agreement, the Parent Sideletter and the Financing Facilities.

            "Transfer" means any direct or indirect sale, transfer, exchange, pledge, hypothecation, or other disposition, by operation of law or otherwise,
(i) by any Member to any Person (including an Affiliate of such Member but excluding a wholly owned Subsidiary of such Member) of all or any portion of such Member's Interest in the Company or (ii) by any Parent to any Person (other than a wholly owned Subsidiary of such Parent) of all or any portion of such Parent's direct or indirect ownership interest in a Member, and "Transfer", used as a verb, has a corresponding meaning.

            "Tropicana" means Tropicana Industrial Glass Company, a Delaware general partnership.

            "Tropicana Call Right" means the call right of the Tropicana Partner in year 2003 pursuant to the terms of the Joint Venture Agreement between ANC and Tropicana Partner.

            "Tropicana Partner" means Tropicana Products, Inc.

            "Tropicana Value" means that portion of the Put Price or the Call Price, as the case may be, that is attributable to Tropicana based upon the application of the formula used in calculating such price to Tropicana on a stand-alone basis.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                   Section
------------------------------------------------    ----------
AAA                                                       16.6
Accounting Firm                                           10.8
Adjusted Price Range                                      11.3
Adjustment Payment                                        10.7
ANC                                                   Recitals
ANC Purchase Agreement                                Recitals
Annual Tax Amount                                          5.1
Ball Preferred Contribution                                3.2
Ball Purchase Agreement                               Recitals
Call Blocking Notice                                      10.5
Call Notice                                               10.5
Capital Account                                            4.1
CEO                                                        6.8
Closing                                                   13.1
Closing Capital Contributions                              3.2
Company                                               Recitals
Competing Business                                         9.2
Delaware Act                                               2.1
Delayed Contribution Date                                  3.2
Delayed Payment Amount                                     3.2
Delivering Party                                          10.8
Determination Date                                        10.5
Disputing Parties                                         16.6
Dissolution Event                                         15.1
Distributable Amount                                       5.1
Drawdown Date                                              3.2
Drawdown Notice                                            3.2
Election Notice                                            3.2
federal tax rate                                           5.1
Foster Ball, L.L.C.                                        2.2
Information                                                9.1
Initial Price Range                                       11.3
local tax rate                                             5.1
Members Committee                                          6.2
Notice of Exercise                                        10.3
Offer                                                      9.2
Offer Notice                                              10.3
Offer Price                                               10.3
Offered Interest                                          10.3
Offering Member                                            9.2
Original Drawdown Date                                     3.2
Preferred Contribution                                     3.2
Preferred Income Amount                                    5.1
Preferred Interest Account                                 4.1
Preferred Tax Amount                                       5.1
Price Adjustment                                          11.3
Proposed Offering                                         10.5
Put Notice                                                10.6
Receiving Party                                           10.8
Redemption Date                                            3.3
Redemption Price                                           3.3
Sale Date                                                 10.4
Secretary                                                  6.3
state tax rate                                             5.1
Tag-along Notice                                          10.4
Tag-along Notice Date                                     10.4
Tag-along Notice Period                                   10.4
Tag-along Offer                                           10.4
Tag-along Offer Notice                                    10.4
Tag-along Offer Price                                     10.4
Tag-along Offer Terms                                     10.4
Tag-along Purchaser                                       10.4
Tag-along Ratio                                           10.4
Tax Matters Partner                                        8.4
Third Party Offer Terms                                   10.3
transferee                                               10.10
transferor                                               10.10
Voting Agent                                               6.2
working day                                               16.1

            (c) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.


                                   ARTICLE 2

                     FORMATION AND PURPOSES OF THE COMPANY

            SECTION 2.1. Formation of the Company. Upon the execution of this Agreement or a counterpart hereof by each of the parties hereto and the filing of a Certificate of Formation with the State of Delaware, SGH and the Ball Members hereby form and establish the Company under this Agreement and the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Section
Section 18-101 et seq. (as amended, and any successor to such statute, the "Delaware Act"). Effective upon the execution hereof, the rights, duties and liabilities of the Members shall be as provided in this Agreement and, except as herein otherwise expressly provided, in the Delaware Act.

            SECTION 2.2. Name of the Company. The name of the Company shall be "Foster Ball, L.L.C.". The business of the Company shall be conducted under such name or such other names (upon notice to all the Members) as the Members may from time to time determine.

            SECTION 2.3. Purpose of the Company. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is engaging in, any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing. In furtherance of its purpose, (a) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Delaware Act and (b) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.

            SECTION 2.4. Office; Registered Agent. (a) The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            (b) The business address of the Company will be such address as may be designated by action of the Members.

            SECTION 2.5. Term. The term of this Agreement shall commence on the date hereof and the Company shall have a perpetual existence unless earlier dissolved in accordance with the provisions of Article 15.

            SECTION 2.6. Title to Company Property. All property of the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property.

            SECTION 2.7. Filing of Certificates. SGH is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file, or to cause the execution, delivery and filing of, any amendments or restatements of the certificate of formation of the Company and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business.


                                   ARTICLE 3

                             CAPITAL CONTRIBUTIONS

            SECTION 3.1. General. The aggregate amount of Capital Contributions made by any Member as of any time shall not be reduced by the aggregate amount theretofore distributed (as a return of capital or otherwise) to such Member, and amounts so distributed to such Member shall not be available for any future Drawdown from such Member.

            SECTION 3.2. Capital Contributions. (a) Each Member agrees to make its Capital Contributions to the Company from time to time as hereinafter set forth. The Company shall, as and when required pursuant to Section 3.2(d) (but subject to Section 6.9 (j)) or 3.2(e), deliver to each Member a notice (a "Drawdown Notice") setting forth the Capital Contribution required or permitted to be made by such Member and the other Members at such time in accordance with
Section 3.2(d) or (e), as the case may be. Each Member shall make Capital Contributions in such amounts and at such times as the Company shall specify in the Drawdown Notices so delivered from time to time to such Member. All Capital Contributions shall be paid to the Company in immediately available funds in United States Dollars, by wire transfer to an account designated by the Company prior to the close of business (New York City time) on the date (the "Drawdown Date") specified in the applicable Drawdown Notice (which date shall not be less than five Business Days following delivery of the Drawdown Notice) or, in the case of Capital Contributions made pursuant to Section 3.2(c), on the Closing Date.

            (b)  Immediately   following  the  execution  hereof,   the  Capital
Contributions and Ownership Percentages of the Members shall be as follows:

                                   Capital                  Ownership
              Member               Contribution             Percentage

              SGH                  $580                       58%
              BGHI                 $210                       21%
              BGHII                $210                       21%

            (c) At the Closing, SGH and the Ball Members shall make additional capital contributions ("Closing Capital Contributions") in the amounts set forth on Annex 3.2(c). Immediately following the making of the Closing Capital Contributions, the aggregate Capital Contributions and Ownership Percentages of the Members shall be as follows:

                                   Capital                  Ownership
              Member               Contribution             Percentage

              SGH                  $249,400,000               58%
              BGHI                 $ 90,300,000               21%
              BGHII                $ 90,300,000               21%

            (d) Within five Business Days following the determination of the Net Adjustment Amount, the Company shall deliver to each Member a Drawdown Notice setting forth any additional Capital Contribution required to be made by such Member pursuant to this Section 3.2(d). If the Net Adjustment Amount is a positive number, (i) that portion of the Net Adjustment Amount representing a net adjustment payment in excess of the Average Working Capital Amount resulting from an increase in working capital shall be funded by the Company by borrowing under the Financing Facility, and (ii) with respect to the remaining portion of such Net Adjustment Amount (including that portion resulting from an increase in working capital of less than or equal to the Average Working Capital Amount and that portion representing a net adjustment payment other than in respect of increases in working capital), the Members shall be required to make additional Capital Contributions (which shall not be Preferred Contributions) in proportion to their Ownership Percentages.

            (e) If for any four consecutive fiscal quarters of the Company,  the
Net Financial Indebtedness of the Company exceeds $620 million, the SG Members shall have the right to cause the Company to deliver a Drawdown Notice to each Member calling for additional Capital Contributions (each, a "Preferred Contribution") to be made to the Company in an aggregate amount equal to the excess of the average Net Financial Indebtedness for such four fiscal quarters over $620 million in exchange for the issuance of Preferred Interests to the contributing Members; provided that a Drawdown Notice may not be delivered pursuant to this paragraph (e) more than once during any period of two consecutive fiscal quarters. Except as otherwise provided below, any such Preferred Contributions shall be made by the SG Members and, at the option of the Ball Members exercisable by written notice (the "Election Notice") to the SG Members delivered no later than two Business Days prior to the applicable Drawdown Date, by the Ball Members pro rata (or in such lesser amount as the Ball Members shall specify in such notice) with the SG Members in proportion to their respective Ownership Percentages. If the Ball Members so elect to make a Preferred Contribution pursuant to the foregoing sentence, such Preferred Contribution (the "Ball Preferred Contribution") may be made on the Drawdown Date or at the election of the Ball Members on a date (the "Delayed Contribution Date") no later than six months following the Drawdown Date otherwise applicable to such Preferred Contribution (the "Original Drawdown Date"), which Delayed Contribution Date shall be set forth in the applicable Election Notice. If the Ball Members elect to make a Ball Preferred Contribution on the Delayed Contribution Date, the amount of Preferred Contribution to be made by the SG Members on the Original Drawdown Date shall be increased by the amount of the Ball Preferred Contribution, and the amount of Preferred Interests issued to the SG Members shall be increased accordingly. On the Delayed Contribution Date, the SG Members shall transfer to the Ball Members the portion of the Preferred Interests representing the Ball Preferred Contribution plus any accrued Preferred Return thereon in consideration for a payment by the Ball Members to the SG Members of an amount in cash equal to the Ball Preferred Contribution, together with interest thereon from the date of issuance of such Preferred Interests to the Delayed Contribution Date at a rate that is equal to the sum of
(x) the rate set forth in clause (ii) of the definition of "Preferred Return" in this Agreement and (y) 1%. On the Delayed Contribution Date, the portion of the positive balance of the Preferred Interest Accounts of the SG Members representing the Preferred Interests to be transferred to the Ball Members on such date shall be deemed transferred, in respect of such Preferred Interests, to the Preferred Interest Accounts of the Ball Members.

            SECTION  3.3.  Preferred  Interests.   (a)  Each  Member  holding  a
Preferred Interest shall be entitled to receive the Preferred Return with respect thereto.

            (b) The Preferred Return will accrue cumulatively on a daily basis and be compounded annually from the date of issuance until the earlier to occur of the Redemption Date or the conversion of the Preferred Interest to an Ordinary Interest pursuant to Section 3.3(e).

            (c) If, for two  consecutive  fiscal  quarters of the  Company,  Net
Financial Indebtedness of the Company has been less than $620 million, the Company shall make distributions to the Members in proportion to their respective Preferred Interest Account balances (plus any accrued Preferred Return that has not had a corresponding allocation pursuant to Section 4.1(b)(i) or (ii)) of the Distributable Amount, if any, which distributions shall be applied to the redemption of all or any portion of the Preferred Interests then outstanding; provided that if more than one tranche of Preferred Interests has been issued and remains outstanding (pursuant to multiple Drawdown Notices delivered from time to time pursuant to Section 3.2(c)), the earliest issued tranche of Preferred Interests shall be redeemed first. The redemption price (the "Redemption Price") for such Preferred Interests (or portion thereof) shall be equal to the amount of the Preferred Contribution made in connection with the issuance of such Preferred Interests (or portion thereof) in cash, together with the accrued Preferred Return (less any distributions with respect to the Preferred Interests) thereon to such Redemption Date, without interest. If only a portion of the Preferred Interests are redeemed pursuant to this Section 3.3, the Company shall redeem all or part of the remaining Preferred Interests as soon as the Company may effect such redemption consistent with the provisions of this Section 3.3. The Company shall effect any redemption pursuant to Section
3.3 of only a portion of any tranche of the then outstanding Preferred Interests pro rata according to the then outstanding amounts of the Preferred Contributions made with respect to such tranche by each Member holding Preferred Interests of such tranche.

            (d) In the event the Company shall redeem the Preferred Interests, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 5 days prior to the redemption date (the "Redemption Date") to each Member holding a Preferred Interest at such Member's address as the same appears on the books of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of the Preferred Interests to be redeemed except as to the Member holding a Preferred Interest to whom the Company has failed to give said notice or except as to any Member whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the portion of the Preferred Interests to be redeemed; and (iv) that the Preferred Return on the Preferred Interests to be redeemed will cease to accrue on such Redemption Date.

            (e) Notwithstanding anything herein to the contrary, if the Company has not delivered to the Members the notice of redemption of the Preferred Interests referred to in Section 3.3(d) within twenty-four months following the date of issuance of such Preferred Interests, either the SG Members or the Ball Members may elect to cause the Company to convert all, but not less than all, of such Preferred Interests outstanding for more than twenty-four months (including such Preferred Interests held by all other Members) to Ordinary Interests; provided that the electing Members hold Preferred Interests at the time of such election. Any such election shall be made by delivery of written notice to the Company and the other Members within 15 Business Days following such twenty-four month anniversary. Such conversion shall be deemed to have been effected as of the close of business on the date of such notice and the Member or Members holding such Preferred Interests shall be deemed to have become the holders of the Ordinary Interests represented thereby. At the time of such conversion, the positive balance of the Preferred Interest Account of each Member holding a Preferred Interest to be converted shall be deemed transferred, in respect of the Preferred Interest so converted, to the Capital Account of such Member. The Capital Accounts of the Members shall be adjusted at such time and in the manner provided in Section 4.1(c).

            (f) Upon any  conversion  of  Preferred  Interests  pursuant to this
Section 3.3, the Ownership Percentage of each Member shall be adjusted in the manner set forth on Annexes 3.3(f)-1 and 3.3(f)-2.

            SECTION 3.4. No Return of or Income on Capital Contributions. (a) Except as otherwise provided in this Agreement, no Member shall be permitted to borrow, make an early withdrawal of, or demand or receive a return of any portion of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

            (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or Preferred Interest Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise contemplated by the Transaction Documents (including without limitation the Services Agreement).


                                   ARTICLE 4

                               CAPITAL ACCOUNTS;
                  PREFERRED INTEREST ACCOUNTS AND ALLOCATIONS

            SECTION 4.1. Capital Accounts; Preferred Interest Accounts; Allocations. (a) A capital account (a "Capital Account") shall be established for each Member on the books and records of the Company. The initial balance of each Member's Capital Account shall give effect to the Capital Contributions (other than Preferred Contributions) made by such Member as of the date hereof. Each Member's Capital Account shall be increased by any allocations of Taxable Income to the Capital Account of such Member pursuant to Section 4.1(b) to, and by any additional Capital Contributions (other than Preferred Contributions) hereunder by, that Member and to reflect any conversions of Preferred Interests pursuant to Section 3.3(e), and shall be reduced by any allocations of Taxable Loss and by any distributions (other than any distributions in respect of Preferred Interest Accounts) to that Member. In addition to each Member's Capital Account, the Company shall establish another account (the "Preferred Interest Account") for each Member, which shall be increased by any Preferred Contributions by that Member, by any Preferred Interests transferred to such Member pursuant to Section 3.2(e) and by any allocations to the Preferred Interest Account of such Member of Taxable Income pursuant to Section 4.1(b)(i) and (ii) to that Member. The Preferred Interest Account shall be reduced by any distributions made pursuant to Section 3.3(c) or 15.3(b) (in each case, other than distributions with respect to the accrued Preferred Return that has not had a corresponding allocation to the Preferred Interest Account pursuant to Section 4.1(b)(i) or (ii)), any transfers of Preferred Interests by such Member to any other Member pursuant to Section 3.2(e) or any conversion of Preferred Interests pursuant to Section 3.3(e).

            (b) Except as otherwise provided herein, Taxable Income of the Company for any year shall be allocated as follows: (i) first, to the Preferred Interest Account (or Capital Account, in the case of any Member that has converted all or a portion of its Preferred Interest to an Ordinary Interest pursuant to Section 3.3(e) or has had all or a portion of its Preferred Interest redeemed pursuant to Section 3.3(c)) of each Member in an amount equal to the excess, if any, of the Preferred Return that has accrued with respect to such Member's Preferred Interest (prior to any corresponding conversion or redemption) for prior years (earliest years first) over the amount of Taxable Income that previously has been allocated to such Member's Preferred Interest Account (or Capital Account, as the case may be) with respect to such Preferred Return under clause (i) or (ii) of this Section 4.1(b), (ii) second, any Taxable Income for the year not allocated under clause (i) shall be allocated to the Preferred Interest Account (or Capital Account, in the case of any Member that converted all or a portion of its Preferred Interest to an Ordinary Interest during such year or had all or a portion of its Preferred Interest redeemed during such year) of each Member in an amount equal to the Preferred Return that has accrued with respect to such Member's Preferred Interest (prior to any corresponding conversion or redemption) for such year and (iii) third, any remaining Taxable Income of the Company for the year not allocated under clause
(i) or (ii), or any Taxable Loss of the Company for the year, shall be allocated to the Capital Accounts of the Members in proportion to their Ownership Percentages.

            (c) The Capital Accounts of each Member shall be adjusted, as provided in this Section 4.1(c), immediately prior to the conversion of any Preferred Interest pursuant to Section 3.3(e). Each Member's Capital Account will be adjusted to be equal to (immediately prior to any such conversion):

            (P x A) - B

            WHERE

            P =   The Current Value, as defined in Step 1 of Annex 3.3(f)-1.

            A =   Such Member's  Ownership  Percentage  in  effect   immediately
                  prior to such conversion.

            B = In the case of any Member that has previously converted any Preferred Interest to an Ordinary Interest pursuant to Section 3.3(e) or has previously had any Preferred Interest redeemed pursuant to Section 3.3(c), an amount equal to the excess, if any, of the Preferred Return that had accrued with respect to such previously converted or redeemed Preferred Interest over the Taxable Income that previously has been allocated to such Member's Preferred Interest Account or Capital Account with respect to such Preferred Interest pursuant to Section 4.1(b)(i) or (ii); and in the case of any other Member, zero.

            SECTION 4.2. Tax Allocations. Except as otherwise provided herein or required by the Code or the Regulations or applicable state law, Taxable Income, Taxable Loss and any other items of the Company shall be allocated among the Members for federal and state income tax purposes in the same proportions as they share the corresponding items pursuant to Section 4.1.


                                   ARTICLE 5

                                 DISTRIBUTIONS

            SECTION 5.1. Distributions. (a) If the Company shall have any Taxable Income with respect to any fiscal year in which no Preferred Interests were outstanding, the Company shall distribute to the Members in proportion to their Ownership Percentages an amount (the "Annual Tax Amount") equal to the sum of (A) the product of the Taxable Income of the Company and the highest marginal local income tax rate for such fiscal year that would be imposed on the Company if the Company were a corporation (the "local tax rate"), (B) the product of the Taxable Income of the Company (which shall be reduced by any hypothetical deduction available to the Company with respect to the local income tax deemed to be imposed on the Company under clause (A)) and the highest marginal state income tax rate for such fiscal year that would be imposed on the Company if the Company were a corporation (the "state tax rate"), (C) the product of the Taxable Income of the Company (which shall be reduced by the sum of the amounts calculated in clauses (A) and (B)) and the highest marginal federal income tax rate (or, if the taxable income of the Company is computed with reference to alternative minimum taxable income, the highest alternative minimum tax rate) for such fiscal year imposed on a domestic corporation (the "federal tax rate"), and (D) the amount of any positive or negative adjustment to the sum of (A), (B) and (C) then required under the last sentence of this Section 5.1(a). With respect to fiscal years during which Preferred Interests were outstanding at any time, solely for purposes of calculating the Annual Tax Amount, the Taxable Income of the Company shall be reduced (but not below zero) by the aggregate allocation of Taxable Income pursuant to Section 4.1(b)(i) and (ii) during such year (the "Preferred Income Amount"), and the Company shall distribute to the Members, in proportion to the amount of the Member's allocation of Taxable Income pursuant to Section 4.1(b)(i) and (ii) for the year over the total of all of the Member's allocation of Taxable Income pursuant to Section 4.1(b)(i) and
(ii), an amount (the "Preferred Tax Amount") equal to the sum of (E) the product of the Preferred Income Amount and the local tax rate, (F) the product of the Preferred Income Amount and the state tax rate, and (G) the product of the Preferred Income Amount and the federal tax rate. The Company shall make a good faith estimate of the Annual Tax Amount and Preferred Tax Amount with respect to each year, and cash distributions shall be made to the Members in an amount equal to 25% of such estimate on April 14, June 14, September 14 and December 14 of such year. To the extent that the Company has made any cash distribution under Section 5.1(b) during a fiscal year, the Annual Tax Amount and Preferred Tax Amount for such year shall be reduced by such distribution. Notwithstanding the foregoing provisions of this Section 5.1(a), a distribution of cash otherwise required by this Section 5.1(a), (i) shall not be made to the extent that, after giving effect to such distribution, taking into account the Company's expected cash flow, the Company would have insufficient financial resources to satisfy its operating requirements, to make any payments of Debt Service Amounts and to make any capital expenditures that it is then legally obligated to make and (ii) shall be subject to any restrictions then applicable under the Financing Facilities or then applicable to any other Indebtedness of the Company or any of its Subsidiaries incurred in accordance with this Agreement. In the event that the Annual Tax Amount or Preferred Tax Amount for any fiscal year exceeds (by reason of clause (i) or (ii) of the preceding sentence or an underestimate of the Annual Tax Amount for such year) or is less than the aggregate amount of the quarterly distributions made by the Company under this Section 5.1(a) with respect to such fiscal year, the Company shall, subject to clauses (i) and (ii) of the preceding sentence and the second preceding sentence, make appropriate adjustment to the amount of cash distributions otherwise to be made under this Section 5.1(a) in subsequent fiscal years in order to give effect to the net cumulative amount of such excess or deficiency, as the case may be, as promptly as possible.

            (b) Subject to any restrictions contained in the Financing Facilities or applicable to any other Indebtedness of the Company or its Subsidiaries incurred in accordance with this Agreement, the Company, no later than June 30 of each year, shall distribute to the Members in proportion to their respective positive Capital Account balances as of the end of the prior year the percentage of the Company's Consolidated Net Income (the "Distributable Amount") for the prior year determined to be so available, after giving effect to any payments made pursuant to Section 5.1(a), set forth opposite the applicable Leverage Ratio for such year as set forth below:

         Leverage Ratio                             Percent of
       For Any Fiscal Year                    Consolidated Net Income
less than 0.5:1                      at least 75%; provided that any such
                                     distribution shall be made only to the
                                     extent that such distribution would not
                                     cause the Leverage Ratio to be equal to
                                     or greater than 0.5:1.
greater than 0.5:1 and less than     at least 50%; provided that any such
or equal to 1:1                      distribution shall be made only to the
                                     extent that such distribution would not
                                     cause the Leverage Ratio to be greater
                                     than 1:1.
greater than 1:1 and less than       at least 25%; provided that any such
or equal to 1.2:1                    distribution shall be made only to the
                                     extent that such distribution would not
                                     cause the Leverage Ratio to be greater
                                     than 1.2:1.
greater than 1.2:1                   No obligation to distribute Consolidated
                                     Net Income.

Notwithstanding the foregoing and the requirements of Section 3.3(c), the Company shall first make any distributions pursuant to this Section 5.1(b) in respect of any Preferred Interests then outstanding until such Preferred Interests are redeemed in full and then to the Members in proportion to their respective Capital Account Balances as set forth above.

            (c) If the Net Adjustment Amount is a negative number, the Company shall distribute to the Members in proportion to their Ownership Percentages, within 10 Business Days following the determination of the Net Adjustment Amount, an aggregate amount in cash equal to the Net Adjustment Amount.

            (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not make any distributions pursuant to this Agreement except to the extent permitted under the Delaware Act and other applicable law.

            SECTION  5.2.  Amounts  Withheld.  Promptly  upon  learning  of  any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Member or to make any payment to any taxing authority in respect of such Member, the Company shall give written notice to such Member of such requirement and, if practicable, shall cooperate with such Member in all lawful respects to minimize or to eliminate any such withholding or payment. The Company is authorized to withhold from distributions to the Members and to pay over to any taxing authority any amounts which it reasonably determines are required to be so withheld pursuant to the Code or any provisions of any other applicable law. All amounts withheld pursuant to the Code or any provision of any other applicable law with respect to any distribution to any Member shall be treated as amounts distributed to such Member pursuant to this Article 5 for all purposes under this Agreement.

            SECTION 5.3. Distributions upon Dissolution. Upon dissolution and winding up of the Company, the Company shall make distributions in accordance with Section 15.3.


                                   ARTICLE 6

                   GOVERNANCE AND MANAGEMENT OF THE COMPANY

            SECTION 6.1. Management by the Members. (a) The Company shall be managed by the Members.

            (b) Subject to Section 6.9, each Member shall be entitled to vote on or approve or consent to any action permitted or required to be taken or any determination required to be made by the Company or the Members under this Agreement or the Delaware Act. With respect to any action to be taken by the Members on any matter submitted to the Members at any time, each Member shall be entitled to the number of votes equal to (i) such Member's Ownership Percentage at such time times (ii) 100.

            (c) Any vote or consent of the Members under this Agreement shall be taken at meetings of the Members Committee held pursuant to Section 6.2 or by written consent pursuant to Section 6.4. No management or voting power hereunder shall be vested in the Members Committee or in any of the Representatives, and all management and voting power hereunder shall be vested in and reserved to the Members as provided herein.

            SECTION 6.2. Forum for Meetings; Composition of the Members Committee; Voting Agents; Holding of Meetings. (a) The forum for meetings of the Members shall be a committee consisting of the Members (the "Members Committee"). Each Member shall be represented at Members Committee meetings by its Representatives and each Member shall appoint and authorize one of its Representatives as its Voting Agent. The total number of Representatives of the Members that shall initially be entitled to attend Members Committee meetings shall be five, of which three initially shall be designated by SGH and one each initially shall be designated by BGHI and BGHII. Each Member will also be entitled to appoint one or more alternates who may serve in the absence of such Members' Representatives. In the event of any change in the respective Ownership Percentages of the Members in the aggregate, the total number of Representatives permitted to attend Members Committee meetings shall, if necessary, be increased or decreased effective as of such time in order that attendance at Members Committee meetings by Representatives will be in proportion, as nearly as practicable, to the respective Ownership Percentages of the Members, with BGHI and BGHII having the right, at all times that such Person is a Member, to designate at least one Representative. Any Representative or alternate appointed by a Member may be replaced at any time by such Member (with or without cause), but such Representative or alternate may not be replaced or removed by any other Member. Any appointment or replacement (with or without cause) of a
Representative or an alternate by a Member shall be effective upon written notice of such appointment or replacement given to the Company and the other Members. Each Representative or alternate shall serve for indefinite terms at the pleasure of the appointing Member.

            (b) Each Member shall appoint and authorize one of its Representatives (a "Voting Agent"), or successive alternates in the event such Voting Agent is not in attendance at a meeting of the Members Committee, to act for such Member, as directed by such Member, for purposes of casting such Member's votes, acting by consent, taking any other actions pursuant to this
Article 6 and making any election or decision to be made by such Member pursuant to this Agreement. The appointment and authorization of a Voting Agent by a Member hereunder shall be revocable by such Member at any time in its discretion; provided that any appointment or revocation of a Voting Agent hereunder shall be effective upon written notice of such appointment or revocation given to the Company and the other Members. To the fullest extent permitted by law, a Voting Agent shall be deemed the agent of the Member that so appointed such Representative as Voting Agent, and such Voting Agent shall not be deemed an agent or subagent of the Company or the other Members, shall have no independent authority. Each Member, by execution of this Agreement, agrees and consents to the actions and decisions of such Voting Agents within the scope of such Voting Agents' authority as provided herein as if such actions or decisions had been taken or made by the Member appointing such Voting Agents.

            (c) The Members Committee shall meet quarterly at such place and time as shall be determined by mutual agreement of the Members. Special meetings of the Members Committee, to be held at the offices of the Company as above provided (or such other place as shall be determined by mutual agreement of the Members), shall be called at the direction of any Member, and for reasonable cause shown, upon not less than 10 Business Days' written notice given by the CEO or the Secretary of the Company to all Members (which officer shall give such notice if properly directed so to do as aforesaid). Emergency meetings of the Members Committee may be held at the offices of the Company as above provided (or such other place as shall be determined by the Members upon not less than forty-eight (48) hours' telephone notice to all Members specifying in reasonable detail the nature of such emergency (to be confirmed promptly by written telecopier notice) by any Member or the CEO or Secretary of the Company.

            (d) With respect to quarterly meetings, not later than seven Business Days before each such meeting and, with respect to non-quarterly non-emergency meetings, together with the notice of each such meeting, the Secretary of the Company (or such other Person who is giving such notice) shall deliver to each Member an agenda specifying in reasonable detail the topics to be discussed at the applicable Members Committee meeting. Any Member that wishes to have any additional matter discussed at any such meeting for which notice has been given shall use reasonable efforts to give notice to the Secretary of the Company and each other Member, not later than two Business Days prior to any such meeting, of each matter it so wishes to discuss; provided that the failure to give such notice shall not preclude any Member from requesting during any meeting that such additional matters be addressed at such meeting.

            SECTION 6.3. Quorum; Manner of Acting; Adjournments. Except as otherwise provided in Section 6.9, the presence, in person or by proxy, of one or more Members with a majority of the total number of votes of the Members shall constitute a quorum for the transaction of business. Except as otherwise provided in Section 6.9, the affirmative vote of one or more Members with a majority of the total number of votes held by the Members present in person or by proxy at a meeting at which a quorum exists, shall control the actions of the Members. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Members may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Members Committee, the Members present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At each meeting of the Members Committee, an individual chosen by Members with a majority of the total votes held by the Members present thereat shall act as chairman of the meeting and preside thereat. The secretary of the Company (the "Secretary") or, in the case of his absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

            SECTION 6.4. Action by Written Consent. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if all of the Members unanimously consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Representatives.

            SECTION 6.5. Telephonic Meetings. Representatives may participate in a meeting of the Members Committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            SECTION 6.6. Company Minutes. The decisions and resolutions of the Members Committee will be reported in the minutes, which will state the date, time and place of the meeting (or the date of the written consent in lieu of a meeting), the Representatives present at a meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes will be entered in a minute book kept at the principal office of the Company and a copy of the minutes will be provided to each Representative.

            SECTION 6.7. Conflicts of Interest. Except as otherwise provided in this Agreement or the other Transaction Documents, with respect to any action to be taken by the Representatives as to which any Member appointing such Representative has a conflict of interest of which such Representative is aware, such Representative shall disclose such conflict and the nature thereof to each other Representative prior to the taking of any action thereon by the Representatives.

            SECTION 6.8. Officers and Employees. (a) The principal officers of the Company shall be a chief executive officer ("CEO"), who shall, subject to
Section 6.9 and any action taken by the Members, be responsible for the day-to-day operations of the Company, a chief financial officer, a controller, a director of operations and a Secretary, who shall have the duty, among other things, to record the proceedings of the meetings of the Members Committee in a book kept for that purpose, and such other persons as the Members may in their discretion determine. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of CEO and Secretary. It is understood that the Members may at any time act, as contemplated by Section 6.2, to override any determination or decision made by the CEO or other officers of the Company at or prior to the effectiveness of such determination or decision (or, in the case of any matter other than a transaction with a Third Party entered into in accordance with Section 6.9, at or prior to such time). No officer or employee of the Company (or Representative or Member) shall be or be designated, or be deemed to be or be designated, a manager of the Company within the meaning of the Delaware Act.

            (b) Except as otherwise provided herein, the principal officers of the Company shall be employees of the Company. Each such officer shall hold office until his successor is appointed, or until his earlier death, resignation or removal. The remuneration of all principal officers shall be fixed by the Members Committee.

            (c) In addition to the principal officers contemplated by Section 6.8(a), the Company may have such other subordinate officers as the Members Committee may deem necessary. Subject to the supervision and review of the Members Committee, the CEO shall have the authority to appoint any such subordinate officers (and to fix compensation for) and to remove such officers.

            (d) In  addition  to the  authority  granted to the CEO  pursuant to
Section 6.8(c), any officer may be removed, with or without cause, at any time, by the Members Committee.

            (e) Any officer may resign at any time by giving written notice to the Secretary. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (f) Except as otherwise provided herein and at all times subject to the supervision and direction of the Members Committee, each of the principal officers of the Company shall have such powers as would be incident to the comparable officer of a Delaware corporation and such other powers and perform such other duties as may from time to time be conferred upon or assigned to such officer by or pursuant to authority delegated by the Members Committee.

            SECTION 6.9. Actions Requiring Consent of Parties. Except as may be specifically contemplated pursuant to this Agreement or any other Transaction Document, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the written consent of each Member, which consent shall not unreasonably be withheld:

            (a) Certificate of Formation. Alter, repeal, amend or adopt any provision of the certificate of formation or other constituent documents of the Company or any Subsidiary of the Company;

            (b) Indebtedness. (i) Incur, assume, or at any time be liable with respect to, any Indebtedness or (ii) refinance, replace, amend, extend or renew any Indebtedness, including, without limitation, the Financing Facilities;

            (c) Other Business. Engage in any business or activity other than the Business or activities incidental thereto; or engage in any business outside of the United States of America, other than in connection with the exportation of products manufactured by the Company;

            (d) Accounting; Tax. (i) Make any change in the tax or financial accounting principles of the Company or its Subsidiaries from those in effect on the date hereof, except for changes required by generally accepted accounting principles or applicable law or regulation or (ii) remove or appoint the independent auditors of the Company or its Subsidiaries;

            (e) Business Combination. Effect any merger, sale, consolidation or any other similar business combination, of the Company or any Subsidiary of the Company with another Person or amend or waive any provision of the ANC Purchase Agreement;

            (f) Purchase or Sale of Assets. Purchase or acquire, sell, assign, lease, exchange, transfer or dispose of assets of the Company or its Subsidiaries, in one transaction or a series of transactions, having a fair market value in excess of $10 million, other than (w) sales of inventory or purchases of inventory or supplies in the ordinary course of business, (x) as may be specified in an annual capital expenditure budget approved pursuant to
Section 6.9(l), (y) as contemplated by the ANC Purchase Agreement or (z) as may be permitted pursuant to Section 6.10;

            (g)  Dissolution.  (i) Dissolve or  liquidate,  or adopt any plan of dissolution or liquidation, (ii) consent to or commence any suit, proceeding or other action or file a petition or consent to a petition (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization of relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, liquidator, assignee, trustee, custodian or other similar official for it or all or any substantial part of its assets, (iii) make any assignment for the benefit of creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) voluntarily dissolve itself or (vi) take any corporate action in furtherance of any such action;

            (h) Transactions with Affiliates. Except as expressly contemplated by the Transaction Documents or the ancillary agreements entered into in connection with the ANC Purchase Agreement or the Ball Purchase Agreement, directly or indirectly do any of the following: lease, sell or transfer any property or services to or lease or purchase any property or services from, make any investment in, make any loan or advance to, or receive any loan, advance or investment from, incur or suffer any Lien, liability, or obligation to, or guaranty, extend credit for, or suffer any liability for any obligation of, or modify the terms of any existing transaction or arrangement with, or engage in any other transaction or arrangement with, or commit to such a transaction or arrangement with, any Member, any Affiliate of the Company or any Member, or any director or executive officer of any Member; provided that the foregoing provisions of this Section 6.9(h) shall not prohibit (i) the Company or any Subsidiary of the Company from declaring or paying any lawful distribution permitted hereunder, (ii) any transaction or arrangement specifically permitted by the certificate of formation of the Company in effect on the date hereof,
(iii) any transaction or arrangement between the Company and any wholly-owned Subsidiary of the Company or (iv) any transaction or arrangement of a class and to the extent previously approved as a class of transactions pursuant to this
Section 6.9;

            (i) Certain Officers. Appoint the CEO, Chief Financial Officer, Controller or Director of Operations of the Company;

            (j) Equity Issuance and Repurchase. Issue (other than an issuance of Preferred Interests pursuant to Section 3.2(e) or any conversion thereof pursuant to Section 3.3), sell, dividend, distribute, redeem (other than a redemption of Preferred Interests pursuant to Section 3.3), convert, exchange, repurchase, cancel, retire or otherwise dispose of equity interests, phantom equity or similar rights or interests or any warrants, options or other rights to purchase, substitute for or acquire equity interests, phantom equity or similar rights or interests or securities convertible into or exchangeable for any equity interests, phantom equity or similar rights or interests of the Company or any of its Subsidiaries;

            (k) Litigation; Tax Claims. Settle any Proceeding or any tax claim or audit adjustment, or series of related Proceedings, claims or adjustments, with any Person for an amount in excess of $500,000;

            (l) Budgets. Subject to Section 6.10, adopt any annual capital expenditure budget;

            (m) Registration. Except as provided pursuant to Article 11 or in connection with a transaction specifically approved pursuant to this Section 6.9, file any registration statement under the Securities Act;

            (n) Employee Benefits. Implement, adopt, amend or alter any (i) severance or termination policy covering any Representative, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation, severance, termination or other similar agreement with any Representative, officer or employee of the Company or any Subsidiary of the Company and (iii) compensation, bonus or other benefit plan (including without limitation any welfare, pension, profit-sharing, retirement or other plan or commitment) of the Company or any Subsidiary of the Company;

            (o) Other Transactions. Enter into any other agreement, arrangement or transaction which is either out of the ordinary course of business of the Company and its Subsidiaries or which creates a commitment on the part of the Company or any of its Subsidiaries for a period in excess of one year, other than agreements, arrangements or transactions which (i) pursuant to the terms hereof are specifically permitted without prior approval pursuant to this
Section 6.9 or (ii) previously have been approved pursuant to this Section 6.9.

            SECTION 6.10. Budgets. If a proposed annual capital expenditure budget for a given fiscal year is submitted for approval pursuant to Section 6.9(l) and is not approved by the Members, the annual capital expenditure budget most recently approved by the Members pursuant to Section 6.9(l) shall remain in effect as the annual capital expenditure budget for such fiscal year; provided that for (i) each of the 1995 and 1996 fiscal years of the Company, aggregate capital expenditures may be made in an amount not to exceed 120% of the forecasted depreciation and amortization expense set forth in the business operating budget referred to in Section 7.1 for such fiscal year, (ii) each of the 1996 and 1997 fiscal years of the Company, aggregate capital expenditures may be made in an amount not to exceed 120% of depreciation and amortization expense of the Company for the prior fiscal year and, with respect to the annual capital expenditure budget for each fiscal year commencing with the 1998 fiscal year, aggregate capital expenditures may be made in an amount not to exceed 110% of the actual depreciation and, to the extent such amortization expense relates to a prior capital expenditure, amortization expense of the Company for the prior fiscal year. For purposes of this Section 6.10, all calculations of amortization expense shall exclude amortization of purchase accounting intangibles.

            SECTION 6.11. Authorization to Enter into Transaction Documents; Ratification. Notwithstanding any other provision of this Agreement to the contrary, each of the Company and the CEO on behalf of the Company is hereby authorized to enter into, and execute, deliver, acknowledge and perform, each Transaction Document to which the Company is a party, all without any further act, approval or vote of the Members.

            SECTION 6.12. Certain Agreements of Members Committee. The Members Committee shall attempt in good faith to maintain a level of Indebtedness of the Company outstanding at any time which is at least 30% of the sum of (x) outstanding Indebtedness of the Company at such time and (y) the aggregate Capital Account balances and Preferred Interest Account Balances of the Members at such time.


                                   ARTICLE 7

                         FINANCIAL MATTERS; INFORMATION

            SECTION 7.1. Provision of Financial Information. For each fiscal year during the term of this Agreement, the Company shall present annually to the Members Committee, with respect to the Company and each of its Subsidiaries (presented separately and on a consolidated basis), (i) a business operating budget and, subject to approval pursuant to Section 6.10, a capital expenditure budget for the then immediately succeeding fiscal year and (ii) a business plan for the then next succeeding three-year period.

            SECTION 7.2. Fiscal Year. The fiscal year of the Company shall end on December 31 in each year.

            SECTION 7.3. Books of Account. At all times during the continuance of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Business in accordance with GAAP consistently applied, including without limitation the accounting principles, which principles may be amended or modified from time to time subject to the provisions of Section 6.9. As soon as practicable following the date hereof, but in any event prior to the Closing, the parties shall use their reasonable best efforts to agree on a list of certain fundamental accounting principles (in each case in accordance with GAAP) to be used initially by the Company, which principles may be amended or modified from time to time subject to the provisions of Section 6.9. Such books of account, together with a copy of this Agreement and of the Certificate of Formation of the Company, shall at all times be maintained at the business address of the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each fiscal year by Price Waterhouse unless and until another firm of independent public accountants is selected by the Members in accordance with
Section 6.9. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's Interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and shall not be paid for out of Company funds.

            SECTION 7.4. Financial Statements. (a) With respect to each fiscal year, the Company shall use its commercially reasonable efforts to cause to be prepared and submitted to each Member no later than 45 (or, in the case of the Company's first fiscal year, 60) calendar days after the end of such fiscal year, the following financial statements, accompanied by the report thereon of the independent accountants for the Company:

                 (i) a consolidated balance sheet of the Company as at the end of such fiscal year;

                 (ii) consolidated statements of income, members' equity and cash flows for such fiscal year; and

                 (iii) a statement of the Members' respective Capital Accounts and Preferred Interest Accounts and changes therein for such fiscal year.

            (b) With respect to each fiscal quarter, the Company shall use its commercially reasonable efforts to cause to be prepared and submitted to each Member within 15 (or, in the case of fiscal quarters ending during the Company's first fiscal year, 20) Business Days of the end of such fiscal quarter, the following financial statements, prepared in accordance with GAAP consistent with past practice:

                 (i) a consolidated balance sheet of the Company as at the end of such fiscal quarter;

                 (ii) consolidated statements of income, members' equity and cash flows for such fiscal quarter; and

                 (iii) a statement of the Members' respective Capital Accounts and Preferred Interest Accounts and changes therein for such fiscal quarter.

            (c) With respect to each month of December (such month being the last month of the Company's fiscal year), the Company shall use its commercially reasonable efforts to cause to be prepared and submitted to each Member, within 20 (or, in the case of December of 1995, 25) Business Days of the end of such month, the following financial statements, prepared in accordance with GAAP consistent with past practice:

                 (i) a consolidated balance sheet of the Company as at the end of such month;

                 (ii) consolidated statements of income, members' equity and cash flows for such month; and

                 (iii) a statement of the Members' respective Capital Accounts and Preferred Interest Accounts and changes therein for such month.

            (d) With respect to each month other than December, the Company shall use its commercially reasonable efforts to cause to be prepared and submitted to each Member the following financial statements within the times indicated:

                 (i) consolidated balance sheet and consolidated statement of cash flows for such month, within 10 (or, in the case of the Company's first fiscal year, 15) Business Days of the end of such month; and

                 (ii) consolidated statements of income and members' equity for such month, within 5 (or, in the case of the Company's first fiscal year, 10) Business Days of the end of such month.

            SECTION 7.5. Inspection Rights of Members. Any Member, and any accountants, attorneys, financial advisers and other representatives of such Member and its Affiliates, may, from time to time at such Member's sole expense, for any reasonable purpose visit and inspect the properties of the Company, examine (and make copies and extracts of) the Company's books, records and documents of every kind, and discuss the Company's affairs with its officers, employees and independent accountants, all at such reasonable times as such Member may request on reasonable notice.


                                   ARTICLE 8

                                  TAX MATTERS

            SECTION 8.1. Partnership for Tax Purposes. The Members agree that it is their intention that the Company shall be treated as a partnership for purposes of United States Federal, state and local income tax laws, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent herewith. In furtherance of the foregoing, the Company will file as a partnership for United States federal income tax purposes. If a change in applicable law (including a revenue ruling, revenue procedure or other administrative pronouncement) would cause the Company not to be treated as a partnership for United States federal income tax purposes, the Members shall endeavor in good faith to reach an agreement on restructuring the Company so that it will be so treated (which may, subject to the following proviso, entail a merger of the Company into an entity treated as a partnership for federal income tax purposes); provided that no Member shall be required to agree to any restructuring that it reasonably determines would have an adverse effect on the assets, properties, business or condition, or otherwise would be adverse to the interests of or cause the incurrence of any material expenditure by, such Member or any Affiliate of such Member.

            SECTION 8.2. Tax Returns. Subject to Section 6.9, all matters relating to all tax returns (including amended returns) filed by the Company, including tax audits and related matters and controversies, shall be determined and conducted by the Tax Matters Partner after consultation with the other Members. The Tax Matters Partner shall prepare and file or cause to be prepared and filed all tax returns (including amended returns) filed by the Company. Copies of all federal income tax returns and all other material tax returns shall be provided to each of the Members at least 30 days prior to filing. As promptly as practicable, and in any event in sufficient time to permit timely preparation and filing by each Member of its respective state and Federal tax returns, the Company shall deliver to each Member a copy of each state and Federal tax return or tax report filed by the Company.

            SECTION 8.3. Tax Elections. Subject to Section 6.9, elections for Federal income tax purposes (and corresponding elections for state, local and foreign purposes), except as stated in Section 8.1, required or permitted to be made by the Company, and all material decisions with respect to the calculation of its income or loss for tax purposes, shall be made in such manner as the Tax Matters Partner shall determine after consultation with the other Members.

            SECTION 8.4. Tax Matters Partner. SGH is hereby designated as the Company's "Tax Matters Partner" for such taxable year under Section 6231(a)(7) of the Code (and shall be the tax matters partner under all other applicable laws). SGH is specifically directed and authorized to take whatever steps it, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury regulations.


                                   ARTICLE 9

                        CERTAIN COVENANTS OF THE MEMBERS

            SECTION 9.1. Confidentiality. Each Member shall keep confidential and not reveal, and shall cause its Affiliates and the officers, directors, employees, agents and Representatives of such Member and its Affiliates, to keep confidential and not reveal, to any other Person (other than to the Company or its officers and employees, to any Affiliate or any officer, director, employee, agent or Representative of such Member or its Affiliates (each of whom shall be subject to the confidentiality obligations set forth herein), or to any other Member or such other Member's Affiliates), from the date hereof through the third anniversary of the first date on which such Member is no longer a member of the Company, any and all confidential documents, trade secrets, secret processes or methods and other confidential information concerning, relating to or in connection with the Company, the Business, the Joint Venture Transactions, the manufacture or sale of products by the Company, or the processes and designs owned by the Company, that come to the knowledge of such Member or its Affiliates or their respective representatives or agents by reason of the relationship of such Member or Affiliate with the Company ("Information"), except for such Information that (a) is generally available to the public (other than as a result of a disclosure by such Member or its Affiliates), (b) is available to such Person on a non-confidential basis from a source that is not prohibited from disclosing such Information to such Person or (c) after notice and an opportunity to contest, such Person is required to disclose under any applicable law, subpoena or other legal process or pursuant to any agreement with a national securities exchange; provided that nothing in this Section 9.1 shall preclude any Member or its Affiliates from using any Information in any manner reasonably connected to its investment in the Company or as contemplated by the Transaction Documents.

            SECTION 9.2. Noncompetition. (a) Each Member agrees that, commencing on the Closing Date and during the term of this Agreement, neither it nor any of its Affiliates shall:

                 (i) engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders or equity owners in any corporation or other entity, in any business (whether such business was established by such Member or any of its Affiliates or was acquired as an existing business) that designs, develops or manufactures glass bottles and jars other than perfume and pharmaceutical bottles (the "Competing Business") in the United States; provided that nothing herein shall prohibit the acquisition by any Member or any of its Affiliates of a diversified company having not more than 10% of its sales (based on its latest published annual audited financial statements) attributable to any business engaged in the Competing Business; or

                 (ii)   solicit for employment any employee of the Company.

            (b) From and after the Closing Date, if any Member or any of its Affiliates proposes to establish any new glass bottle or jar manufacturing facility located in Mexico or Canada which, when constructed, would sell products in a manner that would compete with the Business in the United States, then such Member (the "Offering Member") or Affiliate shall first offer to the Company the opportunity for the Company or any of its Subsidiaries to establish, in lieu of the Offering Member and its Affiliates, such facility (the "Offer"), which Offer shall be made in writing and shall set forth in reasonable detail the nature and scope of the activity proposed to be engaged in, including all material terms thereof. The Company, for itself and any of its Subsidiaries, shall have thirty (30) days from receipt of the Offer to accept or reject it. If the Company does not accept (for itself or any of its Subsidiaries) the Offer within such thirty (30) day period, it shall be deemed to have rejected the Offer, and the Offering Member or its Affiliates shall be permitted to establish such facility on terms no more favorable to such Offering Member or its Affiliates than those described in the Offer. If the Company, for itself or any of its Subsidiaries, accepts the Offer, the Offering Member and its Affiliates shall not pursue such opportunity to establish such facility; provided that if the Company or such Subsidiary, as applicable, does not within a commercially reasonable period of time after such acceptance take reasonable steps to pursue such opportunity, other than as a result of a violation of this Agreement or wrongful acts or bad faith on the part of the Offering Member or its Affiliates, then the Offering Member or its Affiliates shall be permitted to pursue such opportunity on terms no more favorable to the Offering Member than those terms described in the Offer. If the Offering Member or its Affiliates do not take reasonable steps to pursue such opportunity contemplated by the Offer within a reasonable period of time after acquiring the right to do so in accordance with the foregoing provisions of this Section, then they shall lose their right to pursue such opportunity and thereafter be required to reoffer the opportunity to do so to the Company in accordance with, and shall otherwise comply with, this Section.

            (c) From and after the Closing Date, if any Member or any of its Affiliates acquires a majority ownership interest in any company or business in Mexico or Canada which is engaged in (in whole or in part) the manufacture of glass bottles or jars and sells such products in a manner that would compete with the Business in the United States, such Person will use reasonable good faith efforts to enter into an arrangement if reasonably feasible pursuant to which the other Members would receive, directly or indirectly through the Company, a percentage interest in the portion of the acquired business or assets consisting of the Competing Business equal to the Ownership Percentage of such Member. Any such arrangement shall be entered into subject to applicable law and on terms and conditions to be agreed by the parties.

            (d) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each Member acknowledges that the Company would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate the Company for any such breach. Each Member agrees that the Company shall be entitled to injunctive relief requiring specific performance by any Member of this Section, and each Member consents to the entry thereof.

            SECTION 9.3. SG Guaranty. For so long as any one or more SG Members collectively retain an Ownership Percentage in excess of 50%, Compagnie de
Saint-Gobain or one of its Subsidiaries reasonably acceptable to the Ball Members shall guarantee, provide or otherwise make available to the Company a Financing Facility providing for Indebtedness of the Company of up to $645 million.

            SECTION 9.4. Certain Activities. Each Member hereby agrees that it shall not hold any assets, or engage in any activities or business, or take any actions, other than in connection with its Interests in the Company and the transactions contemplated hereby or by the other Transaction Documents.


                                   ARTICLE 10

                       TRANSFER OF INTERESTS; EXIT RIGHTS

            SECTION 10.1. General Restrictions on Transfer. (a) No Transfer may be made by any Ball Member unless such Transfer is expressly permitted by, and is otherwise in accordance with, the provisions of this Article 10 or Article 11.

            (b) Each SG Member may make Transfers; provided that each such Transfer is made in accordance with the provisions of this Article 10.


            SECTION 10.2. Certain Permitted Transfers. Subject to Sections 10.9 and 10.10 hereof and notwithstanding anything herein to the contrary, any Member may at any time make Transfers to another wholly owned direct or indirect Subsidiary of the Parent of such Member.

            SECTION  10.3.  Right of First Refusal with Respect to SG Interests.
(a) Except as provided in Section 10.3(g), if an SG Member or any of its Affiliates shall receive from or otherwise negotiate with a Third Party a bona fide offer to sell to such Third Party all or any portion of such SG Member's Interest, either directly or indirectly through the sale of the equity interests in such Member (the "Offered Interest"), and such SG Member, or the applicable Affiliate thereof, intends to pursue the sale, directly or indirectly, of the Offered Interest to such Third Party, then such SG Member will provide the Ball Members with written notice of such offer (an "Offer Notice"), setting forth the type of Transfer, the type of Interest being Transferred (preferred or ordinary), the identity of the Third Party, the consideration proposed to be paid by such Third Party for the Offered Interest (the "Offer Price") and all the other material terms and conditions of such offer (the "Third Party Offer Terms").

            (b) Upon receipt of an Offer Notice from such SG Member, the Ball Members shall then have the right, subject to Section 10.3(d), to purchase from such SG Member all, but not less than all, of the Offered Interest at the Offer Price, payable in cash and otherwise on the Third Party Offer Terms. To the extent the Offer Price includes non-cash consideration, the value of such non-cash consideration will be determined by agreement of such SG Member and the Ball Members or, if they are unable to agree, by an independent investment banking firm selected by such SG Member and the Ball Members. The right of the Ball Members pursuant to this Section 10.3(b) will be exercisable by the delivery of notice to such SG Member (the "Notice of Exercise"), within 10 Business Days after the date of receipt of the Offer Notice. The right of the Ball Members pursuant to this Section 10.3(b) will terminate if not exercised within 10 Business Days after the date the Offer Notice is received. In no event will the sale of any Offered Interest be consummated sooner than 20 Business Days following the date of the Offer Notice

            (c) In the event that the Ball Members exercise their rights to purchase the Offered Interest in accordance with Section 10.3(b), then such SG Member will Transfer the Offered Interest to the Ball Members, in such amounts and as among such Ball Members as the Ball Members shall designate in writing to such SG Member, as promptly as practicable after the date of delivery of the Notice of Exercise received by such SG Member at the Offer Price and otherwise on the Third Party Offer Terms.

            (d) At the closing of any purchase and sale pursuant to this Section 10.3, such SG Member shall deliver its Offered Interest, free and clear of all Liens (other than any Lien created under the Financing Facilities), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchasers of the Offered Interest, against delivery by such purchasers of the Offer Price for such Offered Interest by wire transfer, in immediately available funds, to the account of such SG Member which is designated for such purpose at least two Business Days prior to the closing date of such purchase and sale.

            (e) If such SG Member has complied with the provisions of Section 10.3(a) and the Ball Members have determined not to exercise their rights to purchase the Offered Interest, then such SG Member shall have the right for a period of 90 days from the earlier of (i) the expiration of the period specified in Section 10.3(b) or (ii) the date on which such SG Member receives notice from the Ball Members that they will not exercise their rights under this Section 10.3, to complete the Transfer of the Offered Interest to the Third Party specified in the Offer Notice at a price not less than the Offer Price and otherwise on terms and conditions no less favorable to such SG Member than the Third Party Offer Terms; provided that (i) such Transfer will be consummated in accordance with Sections 10.9 and 10.10 and (ii) such Transfer will not violate any applicable laws.

            (f) In the event that the Ball Members do not exercise their rights to purchase the Offered Interest in accordance with this Section 10.3, and such SG Member shall not have Transferred the Offered Interest in accordance with
Section 10.3(e) before the expiration of the 90-day period described in Section 10.3(e), then such SG Member and its Affiliates may not Transfer the Offered Interest without again complying with this Section 10.3.

            (g) The provisions of this Section 10.3 will not apply to any Transfer pursuant to Section 10.2.

            SECTION 10.4. Tag-along Rights. (a) Except as provided in Section 10.4(e), if any SG Member proposes to Transfer, either directly or indirectly through the sale of the equity interests in such Member, all or any portion of its Interest to any Third-Party (a "Tag-along Purchaser") pursuant to a bona fide offer to purchase, in one transaction or series of similar transactions (a "Tag-along Offer"), such SG Member shall provide written notice (the "Tag-along Offer Notice") of such Tag-along Offer to the Ball Members (the effective date of such notice being the "Tag-along Notice Date") in the manner set forth in this Section 10.4. The Tag-along Offer Notice shall identify the type of Transfer, the type of Interest being Transferred (preferred or ordinary), the Tag-along Purchaser, the portion of the Interest proposed to be Transferred, the consideration for the Interest being Transferred (the "Tag-along Offer Price") and other material terms and conditions of the Tag-along Offer (the "Tag-along Offer Terms") and, in the case of a Tag-along Offer in which the Tag-along Offer Price consists in part or in whole of consideration other than cash, such information relating to such consideration as the Ball Members may reasonably request as being necessary for the Ball Members to evaluate such non-cash consideration, it being understood that such request shall not obligate such SG Member to deliver any information to the Ball Members not provided to such SG Member by the Tag-along Purchaser.

            The Ball Members shall have the right, exercisable as set forth below, to accept the Tag-along Offer, for up to the portion of their aggregate Interests determined pursuant to Section 10.4(b), at the proportion of the Tag-along Offer Price for the Interests being transferred by the Ball Members and on the Tag-along Offer Terms. If one or more Ball Members desire to accept the Tag-along Offer, such Ball Members shall provide such SG Member with written notice (a "Tag-along Notice") (specifying the type and portion of their Interests which such Ball Members desire to Transfer) within 10 Business Days after the Tag-along Notice Date (the "Tag-along Notice Period"). The Tag-along Notice shall be irrevocable and binding, and shall constitute an irrevocable acceptance of the Tag-along Offer, at the proportion of the Tag-along Offer Price for the Interests being transferred by the Ball Members and on the Tag-along Offer Terms by such Ball Members for the portion of their Interests specified therein.

            As soon as practicable after the expiration of the Tag-along Notice Period, such SG Member shall notify the accepting Ball Members of the portion of the Interest such Ball Members are obligated to Transfer pursuant to the Tag-along Offer and Section 10.4(b). Such SG Member shall notify the Ball Members of the proposed date of any sale ("Sale Date") pursuant to this Section
10.4 no less than 10 Business Days prior to the Sale Date, and the accepting Ball Members shall deliver to such SG Member a limited power-of-attorney authorizing such SG Member to Transfer such Interest pursuant to the terms of the Tag-along Offer and all other documents required to Transfer the Interests pursuant to the Tag-along Offer or to be executed in connection with Tag-along Offer, no less than two days prior to the Sale Date.

            (b) (i) The Ball Members shall have the right to Transfer, pursuant to the Tag-along Offer, with respect to each type of Interest (preferred and ordinary) held by them, a portion of such type of Interests up to the product (the "Tag-along Ratio") of the total Interest of such type offered to be Transferred by such SG Member or offered to be purchased by the Tag-along Purchaser as set forth in such Tag-along Offer multiplied by the percentage of all outstanding Interests of such type owned by the Ball Members.

                 (ii) In no event may the Ball Members Transfer pursuant to any given Tag-along Offer more than the portion of their Interest specified in the Tag-along Notice applicable to such Tag-along Offer. If at the termination of the Tag-along Notice Period the Ball Members shall not have accepted the Tag-along Offer, the Ball Members will be deemed to have waived any and all of their rights under this Section 10.4 with respect to the Transfer of any portion of their Interests pursuant to such Tag-along Offer.

            (c) Such SG Member shall have 90 days from the termination of the Tag-along Notice Period (assuming that the Ball Members shall not have accepted the Tag-along Offer) in which to consummate the Transfer contemplated by the Tag-along Offer to the Tag-along Purchaser at the Tag-along Offer Price and on the Tag-along Offer Terms. If, at the end of such 90-day period, such SG Member has not completed the Transfer contemplated by the Tag-along Offer Notice, all of the restrictions on Transfer contained in this Agreement with respect to the Interest owned by the SG Member shall again be in effect.

            (d) Promptly after the consummation of the Transfer of the Interests pursuant to the Tag-along Offer, such SG Member shall notify each participating Ball Member thereof, shall remit to such Ball Member the total sales price of the Interest of such Ball Member Transferred pursuant thereto, and shall furnish such other evidence of such Transfer (including the time of completion) and the terms thereof as may be reasonably requested by such Ball Member.

            (e) The provisions of this Section 10.4 shall not apply to any proposed Transfer of the Interests by an SG Member pursuant to Section 10.2.

            (f) Notwithstanding anything contained in this Section 10.4, there shall be no liability on the part of any SG Member to any Ball Member if the Transfer of Interests pursuant to Section 10.4(c) is not consummated for whatever reason. Whether to effect a Transfer of Interests pursuant to this
Section 10.4 by an SG Member is in the sole and absolute discretion of such SG Member.

            (g) Each Ball Member shall be required to bear its proportionate share up to but in no event in excess of the net proceeds received by such Ball Member for the Interest Transferred by it pursuant to such Tag-along Offer, of any escrows, holdbacks or adjustments in purchase price under the terms of the purchase agreement relating to such Tag-along Offer.

            SECTION 10.5. Saint-Gobain Purchase Rights. (a) The SG Members shall have the right, exercisable by written notice (a "Call Notice") to the Ball Members during any First Call Period to purchase (or to cause any of their Affiliates to purchase) all, but not less than all, of the Interests held by the Ball Members for an aggregate amount in cash equal to the Call Price (subject to Section 10.8(d)) on the date of such Call Notice; provided that the Ball Members may block any such purchase by delivering to the SG Members, within 10 Business Days following receipt of such Call Notice, a written notice (a "Call Blocking Notice") stating that the Ball Members are exercising their right to block such purchase pursuant to this Section 10.5.

            (b) The SG Members shall have the right, exercisable by delivery of a Call Notice to the Ball Members delivered during any Second Call Period, to purchase (or to cause any of their Affiliates to purchase) all, but not less than all, of the Interests held by the Ball Members for an aggregate amount in cash equal to the Put Price on the date of such Call Notice; provided that if the Put Price is less than the Benchmark Amount, the Ball Members shall have the right, by delivery of a Call Blocking Notice, to block the exercise of the Second Call Right unless the SG Members agree to purchase the Interest of the Ball Members pursuant to this Section 10.5 for a purchase price equal to the Benchmark Amount, in which case the Ball Members shall be obligated to Transfer their Interest to the SG Members for the Benchmark Amount.

            (c) The SG Members shall have the right, exercisable by written notice delivered to the Ball Members within the 2 Business Day period (i) prior to the commencement of any "road show" relating to a Public Offering being effected at the request of the Ball Members pursuant to Article 11 (a "Proposed Offering"), (ii) following any reduction (for any reason) in the size of a Proposed Offering once such "road show" has commenced or (iii) following any Price Adjustment, to purchase (or to cause any of its Affiliates to purchase) all, but not less than all, of the Interests held by the Ball Members for an amount in cash equal to the Public Offering Call Price (subject to Section 10.8(d)) on the date of such notice.

            (d) If the registration statement with respect to the Proposed Offering has not been declared effective within the 180-day period following the filing thereof or if the Proposed Offering is otherwise terminated at the election or direction of any Ball Member, the SG Members shall have the right, by written notice delivered to the Ball Members within 90 days following such 180-day period or such termination, as the case may be, to purchase (or to cause any of their Affiliates to purchase) all, but not less than all, of the Interests held by the Ball Members for an amount in cash equal to the Put Price on the date of such notice.

            (e) Any purchase by the SG Members of the Interests of the Ball Members pursuant to this Section 10.5 shall be, as among such SG Members, in such amounts and as among such SG Members as the SG Members shall designate in writing to the Ball Members. Any closing of the purchase of Interests held by the Ball Members pursuant to this Section 10.5 shall be consummated by the later of (i) 10 Business Days following final determination of the purchase price (the "Determination Date") applicable to such purchase pursuant to this Section 10.5 or (ii) 10 Business Days following receipt of all required consents and approvals, but in any event not later than the 100th day following the Determination Date.

            (f) Any purchase of  Interests of the Ball Members  pursuant to this
Section 10.5 on or prior to January 25, 2003 is subject to the making of an Adjustment Payment to the extent that the purchase price of such purchase is determined by reference to the Put Price or the Call Price.

            (g) Notwithstanding anything herein to the contrary, any purchase of Interests by the SG Members (or any of its Affiliates) pursuant to this Section
10.5 may, at the election of the SG Members, instead be structured as a redemption of such Interests by the Company.

            SECTION 10.6. Ball Sale Rights. (a) The Ball Members shall have the right, exercisable by written notice (the "Put Notice") to the SG Members during any Put Period, to cause the SG Members (or Affiliates of the SG Members designated by the SG Members) to purchase all, but not less than all, of the Interests held by the Ball Members for an aggregate amount in cash equal to the Put Price (subject to Section 10.8(d)) on the date of such Put Notice.

            (b) Any purchase by SG Members of the Interests of the Ball Members pursuant to this Section 10.6 shall be, as among such SG Members, in such amounts and as among such SG Members as the SG Members shall designate in writing to the Ball Members. Any closing of the purchase of the Interests held by the Ball Members pursuant to this Section 10.6 shall be consummated by the later of (i) 10 Business Days following the Determination Date or (ii) 10 Business Days following receipt of all required consents and approvals, but in any event not later than the 100th day following the Determination Date.

            (c) Any purchase of  Interests of the Ball Members  pursuant to this
Section 10.6 on or prior to January 25, 2003 is subject to the making of an Adjustment Payment.

            (d) Notwithstanding anything herein to the contrary, any purchase of Interests by the SG Members pursuant to this Section 10.6 may, at the election of the SG Members, instead be structured as a redemption of such Interests by the Company.

            SECTION 10.7. Adjustment Payment. (a) Following any purchase on or prior to January 25, 2003 by the SG Members (or any of their Affiliates) of the Interests of the Ball Members pursuant to Section 10.5 or 10.6 or Article 11 in which the purchase price for such Interests was equal to (or was calculated on the basis of) the Call Price or the Put Price, as the case may be, and if the Tropicana Call Right is exercised in 2003 or if Tropicana is terminated on or before January 25, 2003, a payment (an "Adjustment Payment") will be made in an amount equal to the difference between the (i) Tropicana Value used in the calculation of such Put Price or Call Price, as the case may be, and (ii) Actual Value. The amount of any Adjustment Payment shall bear interest from and including the date of payment of the Put Price or Call Price, as the case may be, to but excluding the date of payment at a rate per annum equal to the Prime Rate during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the Adjustment Payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

            (b) Any Adjustment Payment shall be made by the SG Members to the Ball Members to the extent that the Actual Value exceeds the Tropicana Value and by the Ball Members to the SG Members to the extent that the Tropicana Value exceeds the Actual Value.

            (c) Any Adjustment Payment shall be made as promptly as practicable following January 25, 2003 by wire transfer of immediately available funds to an account designated by the SG Members or the Ball Members, as the case may be, by written notice to the other.

            SECTION 10.8. Calculation of Purchase Price. (a) If the (i) Ball Members disagree with the SG Members' calculation of the Call Price, Put Price or Public Offering Call Price as set forth in any Call Notice or other written notice required to be delivered by the SG Members to the Ball Members pursuant to Section 10.5 or (ii) SG Members disagree with the Ball Members' calculation of the Put Price as set forth in the Put Notice delivered pursuant to Section
10.6 (in either case, the Members receiving such Call Notice, Put Notice or other required written notice are sometimes hereinafter referred to as the "Receiving Party" and the Members delivering such Call Notice, Put Notice or other required written notice are sometimes hereinafter referred to as the "Delivering Party"), then the Receiving Party may, within 10 days after delivery of such Call Notice, Put Notice or other required written notice, deliver a notice to the Delivering Party disagreeing with such calculation and setting forth the Receiving Party's calculation. Any such notice of disagreement shall specify those items or amounts as to which the Receiving Party disagrees, and the Receiving Party shall be deemed to have agreed with all other items and amounts contained in such Call Notice, Put Notice or other required written notice.

            (b) If a  notice  of  disagreement  is duly  delivered  pursuant  to
Section 10.8(a), the Receiving Party and the Delivering Party shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Call Price, Put Price or Public Offering Call Price. If, during such period, the Receiving Party and the Delivering Party are unable to reach such agreement, they shall promptly thereafter cause Arthur Andersen & Co. (the "Accounting Firm") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating, as may be required, the Call Price, Put Price or Public Offering Call Price. In making such calculation, the Accounting Firm shall consider only those items or amounts in respect of the calculation as to which the Receiving Party has disagreed. The Accounting Firm shall deliver to the Receiving Party and the Delivering Party, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the Receiving Party and the Delivering Party. The cost of such review and report shall be borne equally by the Receiving Party and the Delivering Party.

            (c) The Ball Members and the SG Members agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the conduct of the review by the Accounting Firm referred to in this Section 10.8, including without limitation the making available to the extent necessary of books, records and personnel.

            (d) Notwithstanding anything herein to the contrary, immediately following receipt of the Put Price, the Call Price or the Public Offering Call Price, as the case may be, the Ball Members shall, at their election, either (i) deposit in escrow an amount equal to 20% of the applicable Tropicana Value pursuant to the terms of the Escrow Agreement or (ii) provide a letter of credit in an amount equal to 20% of the applicable Tropicana Value reasonably satisfactory to the SG Members.

            SECTION 10.9. Approvals. Notwithstanding any other provision of this
Article 10, no Transfer will occur unless and until any and all necessary Regulatory Approvals and third-party approvals have been obtained, including, without limitation, any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such Regulatory Approvals and in obtaining any necessary third-party approvals.

            SECTION 10.10. Recognition of Transfer of Member Interests. Notwithstanding anything to the contrary in this Agreement, no Transfer or attempted Transfer of all or any portion of an Interest (other than pursuant to Article 11) will be valid and no purchaser, assignee, transferee or other recipient (a "transferee") of an Interest will be admitted as a Member of the Company unless (a) such Transfer is in accordance with this Article 10, (b) such transferee shall have executed and delivered to each Member (other than the Member proposing to transfer its Interest (the "transferor")) a counterpart of this Agreement and such other documents or agreements as shall be reasonably requested by each such Member to confirm such transferee's admission as a Member and its agreement to be bound by the terms of this Agreement and any other Transaction Document under which the transferor has any rights or obligations,
(c) to the extent applicable, any Person that ultimately controls such transferee (which Person shall be a "Parent" for purposes of this Agreement) will have executed such documents or agreements, in form and substance satisfactory to each such Member, as will be necessary to confirm such Person's agreement to be bound by the provisions of the Transaction Documents applicable to the Parent of the transferor and to effectuate the assumption by such Person of the rights and obligations of such Parent under the Transaction Documents,
(d) all necessary Regulatory Approvals shall have been obtained in respect of such Transfer, (e) such Transfer would not, in the opinion of counsel to the Company, jeopardize the status of the Company as a partnership for United States federal income tax purposes and (f) in the case of a Transfer by SGH, such transferee shall agree to sell the Interests so transferred back to SGH in connection with and immediately prior to any Public Offering effected at the request of the Ball Members pursuant to Article 11, for a number of shares of newly issued common stock of SGH which, after giving effect to such issuance, represents the percentage of all outstanding shares of common stock of SGH equal to the percentage of outstanding interests of the Company owned by such transferee immediately prior to the purchase of Interests. Upon the satisfaction of the foregoing conditions, such transferee will be admitted to the Company as a Member and will be listed in the books and records of the Company as a Member, and the newly admitted Member will succeed to the rights and obligations of the transferor Member under the Transaction Documents. Immediately following such admission, the transferor will cease to be a Member of the Company, and the Members are hereby authorized to continue the business of the Company without dissolution, except as otherwise provided in Section 15.1. The provisions of this Section 10.10 shall not apply to any Transfer pursuant to Article 11.


                                   ARTICLE 11

                              REGISTRATION RIGHTS

            SECTION  11.1.  Definitions.  The following  terms,  as used in this
Article 11, have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "Maximum Percentage" means, at any time, a percentage equal to the aggregate Ownership Percentage of the Ball Members.

            "Registration Expenses" means all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses and escrow fees, (iv) fees and disbursements of counsel for SGH, (v) customary fees and expenses for independent certified public accountants retained by SGH (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) fees and expenses of any special experts retained by SGH in connection with such registration, (vii) fees and expenses of listing the securities on a securities exchange and (viii) underwriting fees or discounts or commissions attributable to the sale of the securities.

            "Section 11.4 Percentage" means the percentage of outstanding shares of common stock of SGH issued in connection with the Public Offering, determined on a pro forma basis after giving effect to the consummation of the Public Offering and the issuance of the Section 11.4 Share Consideration to the Ball Members pursuant to this Article 11 and the issuance of any shares of common stock pursuant to Section 10.10(f).

            "Section 11.4 Share Consideration" means a number of shares of newly issued common stock of SGH which, after giving effect to such issuance, represents the percentage of all outstanding shares of common stock of SGH equal to the Ownership Percentage of the Ball Members immediately prior to the purchase of Interests pursuant to Section 11.4(b), after giving effect to the purchases pursuant to Section 11.4(a).

            SECTION 11.2. Demand Registration. (a) Registration on Request of the Ball Members. Subject to Section 10.5, the Ball Members may make one written request, during any Put Period, that SGH effect the registration and sale under the Securities Act and any applicable state securities laws of newly issued securities of SGH representing not less than 21%, and not more than the Maximum Percentage, of the equity securities of SGH outstanding immediately following such offering, determined on a pro forma basis after giving effect to the issuance of Section 11.4 Share Consideration pursuant to this Article 11 and the issuance of any shares of common stock pursuant to Section 10.10(f). SGH will use its best efforts (including entering into such customary underwriting agreements and arrangements and participating in such selling efforts, in each case as is customary for an initial public offering of common stock of a corporation comparable to SGH) to effect, as promptly as practicable, the registration and sale under the Securities Act and any applicable state securities laws of the securities which SGH has been so requested to register, provided that:

            (x) SGH shall in no event be  obligated  to effect  pursuant to this
      Section 11.2 more than one registration;

            (y) the lead managing underwriter of the Public Offering shall be selected by the Ball Members, subject to the approval of SGH, which shall not unreasonably be withheld; provided that the Public Offering may be co-managed by an underwriter designated by SGH, subject to the approval of the Ball Members, which shall not unreasonably be withheld; and

            (z) any underwriting agreement entered into in connection with the registration shall provide that the underwriters shall not knowingly sell any securities to any person or group (as defined in Rule 13d-3 of the Exchange Act) which beneficially owns or as a result of such acquisition would beneficially own 5% or more of SGH's outstanding voting securities.

SGH shall not be liable under this Article 11 for the failure of any such registration to become effective, or the failure to successfully sell all of the securities so requested to be sold, if SGH uses its best efforts to effect such registration and sale as provided herein.

                 (b) Expenses. The Ball Members promptly shall reimburse SGH for all Registration Expenses in connection with the registration requested pursuant to this Section 11.2.

            SECTION 11.3. Price Range. SGH hereby agrees that the range of the initial Public Offering price per share set forth on the cover of the preliminary prospectus, less applicable underwriting discounts and commissions (the "Initial Price Range") shall not exceed 10%; provided that SGH upon advice of the lead managing underwriter and the request of the Ball Members, shall adjust (a "Price Adjustment") the Initial Price Range to a range not to exceed 20% (as so adjusted, the "Adjusted Price Range"). In no event may SGH sell its securities at a Public Offering price per share less than the Applicable Price Range.

            SECTION 11.4. Purchase of Ball's Interests. (a) Promptly following consummation of the Public Offering referred to in Section 11.2, SGH shall purchase from the Ball Members a portion of the aggregate Interests held by the Ball Members equal to the Section 11.4 Percentage for an aggregate purchase price in cash equal to the net proceeds of such Public Offering received by SGH; provided that any such purchase shall be made first from BGHI until all of the Interests of BGHI are so purchased and, to the extent that all of the Interests of BGHI are so purchased, from BGHII.

            (b) To the extent that less than all of the Interests of the Ball Members are purchased pursuant to Section 11.4(a), SGH, concurrently with the consummation of the purchase pursuant to Section 11.4(a), shall purchase all of such remaining Interests in exchange for the Section 11.4 Share Consideration (which Section 11.4 Share Consideration shall not be registered under the Securities Act). The parties shall use their reasonable best efforts to cause any such purchase to qualify as a reorganization within the meaning of Section 368 of the Code, unless the amount of cash received by Ball Members precludes such treatment. The Ball Members agree not to sell, transfer or otherwise dispose of any of the Section 11.4 Share Consideration other than in accordance with applicable securities laws. In such event, SGH and the Ball Members will enter into a registration rights agreement, in form and substance reasonably satisfactory to each of them, providing for one demand registration right and an unlimited number of piggyback registration rights with respect to the Section
11.4 Share Consideration. Such registration rights agreement shall provide, among other things, that (i) the Ball Members shall reimburse SGH for all expenses incurred in connection with such demand registration and (ii) any underwriting agreement shall provide that the underwriters shall not knowingly sell any shares to any person or group (as defined in Rule 13d-3 of the Exchange
Act) which beneficially owns or as a result of such acquisition would beneficially own 5% or more of SGH's outstanding voting securities.

            SECTION 11.5. Termination of Provisions. Notwithstanding anything herein to the contrary, upon the effectiveness of the Public Offering requested by the Ball Members pursuant to this Article 11, all rights of the Members under Articles 6, 7, 10 and 11 shall terminate and such Articles shall be of no further force or effect.


                                   ARTICLE 12

                         REPRESENTATIONS AND WARRANTIES

            SECTION 12.1. Representations and Warranties of the SG Members. Each SG Member represents and warrants, on a joint and several basis together with each other SG Member, to the Ball Members on the date hereof and on the Closing Date that:

            (a) Corporate Existence and Power. Such SG Member is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to execute and deliver this Agreement and each of the other Transaction Documents to which such SG Member is a party and to perform its obligations contemplated hereunder and thereunder. This Agreement constitutes, and when executed and delivered, each other Transaction Document to which such SG Member is a party will constitute, a valid and binding agreement of such SG Member enforceable against such Member in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Such SG Member is a wholly owned Subsidiary of SG Parent.

            (b) Corporate and Governmental Authorization; Non- Contravention. The execution, delivery and performance by such SG Member of this Agreement and of each other Transaction Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than (i) compliance with any applicable requirements of the HSR Act and (ii) such actions which have been taken or made or the failure of which to take or make would not in the aggregate have a material adverse effect on the transactions contemplated hereby) and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of incorporation or by-laws of such SG Member or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such SG Member, except for such contraventions or defaults which would not in the aggregate have a material adverse effect on the transactions contemplated hereby and by the other Transaction Documents to which such SG Member is a party.

            (c) Litigation. There is no action, suit or proceeding pending against or, to the knowledge of such SG Member, threatened against or affecting any SG Member or any of its Affiliates before any court or arbitrator or any governmental body, agency or official which in any manner (i) draws into question the validity of any Transaction Document or the ability of such SG Member to perform its obligations thereunder or (ii) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated thereby.

            (d) No Brokers or Finders. No person retained by or authorized to act for the SG Members has, or as a result of the transactions contemplated by the Transaction Documents will have, any right or valid claim against the Ball Members or the Company for any commission, fee or other compensation as an investment banker, financial advisor, finder or broker, or in any similar capacity.

            SECTION 12.2. Representations and Warranties of the Ball Members. Each Ball Member represents and warrants, on a joint and several basis together with the other Ball Members, to the SG Members on the date hereof and on the Closing Date that:

            (a) Corporate Existence and Power. Such Ball Member is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to execute and deliver this Agreement and each of the other Transaction Documents to which such Ball Member is a party and to perform its obligations contemplated hereunder and thereunder. This Agreement constitutes, and when executed and delivered, each other Transaction Document to which such Ball Member is a party will constitute a valid and binding agreement of such Ball Member enforceable against such Member in accordance with its terms, except as
(i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Such Ball Member is an indirect wholly owned Subsidiary of Ball Parent.

            (b) Corporate and Governmental Authorization; Non- Contravention. The execution, delivery and performance by such Ball Member of this Agreement and of each other Transaction Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than (i) compliance with any applicable requirements of the HSR Act and (ii) such actions which have been taken or made or the failure of which to take or make would not in the aggregate have a material adverse effect on the transactions contemplated hereby) and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of incorporation or by-laws of such Ball Member or of any material agreement, contract, judgment, injunction, order, decree or other instrument binding upon such Ball Member, except for such contraventions or defaults which would not in the aggregate have a material adverse effect on the transactions contemplated hereby and by each other Transaction Document to which such Ball Member is a party.

            (c) Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of such Ball Member, threatened against or affecting any Ball Member or any of its Affiliates before any court or arbitrator or any governmental body, agency or official which in any manner
(i) draws into question the validity of any Transaction Document or the ability of such Ball Member to perform its obligations thereunder or (ii) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated thereby.

            (d) No Brokers or Finders. No person retained by or authorized to act for the Ball Members has, or as a result of the transactions contemplated by the Transaction Documents will have, any right or valid claim against the SG Members or the Company for any commission, fee or other compensation as an investment banker, financial advisor, finder or broker, or in any similar capacity.


                                   ARTICLE 13

                          CLOSING; CLOSING CONDITIONS

            SECTION 13.1. Closing. The Closing Capital Contributions shall be made at a closing (the "Closing") which shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York concurrently with the closing of the transactions contemplated by the Ball Purchase Agreement and the ANC Purchase Agreement, but in no event prior to the satisfaction of the conditions set forth in this Article 13, or at such other time or place as the Members may agree.

            SECTION 13.2. Conditions to the Obligation of Each Member. The obligation of each Member to consummate the Closing is subject to the satisfaction of the following conditions:

            (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall (i) prohibit the consummation of the Closing or (ii) restrain, prohibit or otherwise interfere with the transactions contemplated by the Transaction Documents or the effective operation of the Business in accordance with the provisions of this Agreement.

            (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing, and all material third party consents necessary in connection with the consummation of the Closing, shall have been obtained.

            (c) The closing of the transactions contemplated by the Ball Purchase Agreement and the ANC Purchase Agreement shall occur simultaneously with the Closing.

            SECTION 13.3. Conditions to the Obligation of Each SG Member. The obligation of each SG Member to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) The  representations  and warranties made by the Ball Members in
Article 12, disregarding all qualifications and exceptions contained herein relating to materiality or material adverse effect, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

            (b) The Ball Members shall have complied with and performed in all material respects all of their obligations under the Transaction Documents required to be performed by the Ball Members on or prior to the Closing Date.

            (c) Each of the Transaction Documents (other than the Escrow Agreement) shall have been executed and delivered by the parties thereto other than such SG Member, its Affiliates or the Company and, assuming due execution and delivery by such SG Member, its Affiliates and the Company, each such Transaction Document shall be in full force and effect.

            (d) Such SG Member shall have received all documents it may reasonably request relating to the existence of the Ball Members and the authority of the Ball Members to enter into the Transaction Documents to which they are parties, all in form and substance reasonably satisfactory to such SG Member.

            (e) Ball Parent shall have delivered to such SG Member a certificate dated the date of the Closing signed by its President certifying to the satisfaction of the conditions specified in paragraphs (a) and (b) of this
Section 13.3.

            SECTION 13.4. Conditions to the Obligation of Each Ball Member. The obligation of each Ball Member to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) The  representations  and  warranties  made by the SG Members in
Article 12, disregarding all qualifications and exceptions contained herein relating to materiality or material adverse effect, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

            (b) The SG Members shall have complied with and performed in all material respects all of their obligations under the Transaction Documents required to be performed by the SG Members on or prior to the Closing Date.

            (c) Each of the Transaction Documents (other than the Escrow Agreement) shall have been executed and delivered by the parties thereto other than such Ball Member, its Affiliates or the Company and, assuming due execution and delivery by such Ball Member, its Affiliates and the Company, each such Transaction Document shall be in full force and effect.

            (d) Such Ball Member shall have received all documents it may reasonably request relating to the existence of the SG Members and the authority of the SG Members to enter into the Transaction Documents to which they are parties, all in form and substance reasonably satisfactory to such Ball Member.

            (e) SG Parent shall have delivered to the Ball Members a certificate dated the date of the Closing signed by an executive officer of SG Parent reasonably satisfactory to the Ball Members certifying to the satisfaction of the conditions specified in paragraphs (a) and (b) of this Section 13.4.


                                   ARTICLE 14

                    LIABILITY; EXCULPATION; INDEMNIFICATION

            SECTION 14.1. Liability for Debts of the Company; Limited Liability.
(a) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

            (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability to the Company, any other Member or to the creditors of the Company in excess of such Member's obligation to make Capital Contributions (to the extent such Capital Contributions have not yet been made) and other payments required to be made by such Member under this Agreement.

            SECTION 14.2. Exculpation. To the fullest extent permitted by applicable law (including Section 18-1101(c) of the Delaware Act), no individual Representative (in such Person's capacity as a Representative) shall have any liability to any Member (or Affiliate of such Member) that is not an Affiliate of such Person, with respect to or in connection with such Person's actions or omissions with respect to the Company based on any claim of breach of fiduciary duty to the extent that such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company. Except as otherwise expressly provided in this Agreement, no Member shall be liable to another Member for actions taken consistent with the duty of loyalty and care applicable to a member of the board of directors of a Delaware corporation, in good faith and not for the purposes of adversely affecting the rights and benefits of the other Members under this Agreement. Without limiting the foregoing, to the fullest extent permitted by applicable law (including
Section  18-1101(c) of the Delaware  Act),  and except as otherwise  provided in
Section 9.2, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company, and no Affiliate of a Member shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company, (iii) doing business with any client or customer of the Company or (iv) employing or otherwise engaging a former officer or employee of the Company; and except as otherwise expressly provided herein, neither the Company nor any Member (or Affiliate of such Member) shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged or to be engaged in by any Affiliate of any other Member or any right by virtue of this Agreement in or to any income or profits derived therefrom.

            SECTION 14.3. Indemnification. (a) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any and all Indemnified Losses. Without limiting the foregoing, this indemnification provision shall include any Indemnified Losses (x) relating to the costs of prosecuting a claim under this Section, (y) resulting from any injury to Persons or damage to property, and (z) irrespective of whether such Indemnified Losses are caused or alleged to be caused by a failure to act by the Indemnified Person or as a result of the Indemnified Person's strict liability.

            (b) Subject to Section 14.4, the Company will periodically reimburse each Indemnified Person for all Indemnified Losses (including fees and expenses of counsel) as such Indemnified Losses are incurred in connection with investigating, preparing, pursuing or defending any Specified Proceeding arising from or in connection with or related to any Transaction Documents or the Company's business or affairs; provided that such Indemnified Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Company in connection with such matter.

            SECTION 14.4. Procedures. (a) In the event that any Specified Proceeding shall be instituted or asserted or any Indemnified Losses shall arise in respect of which indemnity may be sought by an Indemnified Person pursuant to
Section 14.3, such Indemnified Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company's obligations hereunder except to the extent the Company is actually prejudiced thereby.

            (b) The Company shall have the right to participate in and control the defense of any such Specified Proceeding and, in connection therewith, to retain counsel reasonably satisfactory to each Indemnified Person, at the Company's expense, to represent each Indemnified Person and any others the Company may designate in such Specified Proceeding. The Company shall keep the Indemnified Person advised of the status of such Specified Proceeding and the defense thereof and shall consider in good faith recommendations made by the Indemnified Person with respect thereto.

            (c) In any such Specified Proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense; provided that the fees and expenses of such Indemnified Person's counsel shall be at the expense of the Company if (i) the Company and such Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the Company has failed, within a reasonable time after having been notified of the existence of an indemnified claim, to assume the defense of such indemnified claim or (iii) the named parties to any such Specified Proceeding (including any impleaded parties) include both the Company and such Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any Indemnified Person in connection with any Specified Proceeding or related Specified Proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred.

            (d) The Company shall not be liable for any settlement of any Specified Proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Indemnified Person, to the extent provided in Section 14.3, from and against all Indemnified Losses by reason of such settlement or judgment. The Company shall not effect any settlement of any pending or threatened Specified Proceeding in respect of which any Indemnified Person is seeking indemnification hereunder without the prior written consent of each such Indemnified Person (which consent shall not be unreasonably withheld or delayed by any such Indemnified Person), unless such settlement includes an unconditional release of each such Indemnified Person from all liability and claims that are the subject matter of such Specified Proceeding.

            (e) As necessary or useful to the defending party in effecting the foregoing procedures, the parties shall cooperate in the execution and delivery of agreements, instruments and other documents and in the provision of access to witnesses, documents and property (including access to perform interviews, physical investigations or other activities).

            SECTION 14.5. Non-Exclusive Remedy. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 14 shall not be deemed exclusive of, and shall not limit, any other rights or remedies to which any Indemnified Person may be entitled or which may otherwise be available to any Indemnified Person at law or in equity.

            SECTION 14.6. Continuing Provisions. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 14 shall continue as to a Person notwithstanding that such Person has ceased to be an Indemnified Person.


                                   ARTICLE 15

              DISSOLUTION AND WINDING UP; RESIGNATION OF A MEMBER

            SECTION 15.1. Dissolution Events. The Company shall dissolve and commence winding up upon the first to occur of any of the following events (each a "Dissolution Event"):

            (a) the expulsion, withdrawal, resignation, retirement, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company; provided that the Company shall not be dissolved or required to be wound up in connection with any of the events specified in this clause (a) if at the time of the occurrence of such event the Company is continued by the consent of remaining Members representing not less than a majority of the profits interests in the Company, Ownership Percentages and Capital Account balances of all remaining Members;

            (b)   the sale of all or substantially all of the Company's assets;

            (c) the unanimous vote of the Members to dissolve, wind up and liquidate the Company;

            (d) the failure of the Closing to occur prior to December 31, 1995; and

            (e) the  entry of a  decree  of  judicial  dissolution  pursuant  to
Section 18-802 of the Delaware Act.

            SECTION  15.2.  Winding Up.  Upon the  occurrence  of a  Dissolution
Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying or making reasonable provision for the satisfaction of the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement (other than those contained in Sections 10.5, 10.6 and Article 11) shall continue to be fully binding upon the Members until such time as the assets or property or the proceeds from the sale thereof have been distributed pursuant to this Article 15 and the existence of the Company has been terminated by the filing of a Certificate of Cancellation of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The Members shall be responsible for overseeing the winding up and dissolution of the Company. The Members shall take full account of the Company's assets and liabilities, and the Company's affairs shall be wound up in an orderly manner in accordance with the following procedures:

            (a) each Member (and its Affiliates) shall pay to the Company all amounts then owing by it (and them) to the Company;

            (b) to the extent that the Members determine that any or all of the assets of the Company shall be sold, such assets shall be sold as promptly as possible, but in a business-like and commercially reasonable manner;

            (c) any property or assets of the Company to be distributed in kind to the Members pursuant to Section 15.3(b) will be distributed in such a manner that each Member will receive its proportionate interest in each of the assets available for such distribution; that is to say, each Member will receive an undivided interest, corresponding to the proportion to which it is entitled under Section 15.3(b), in all interests in real estate and leaseholds and other indivisible properties, and as nearly as practicable, of each divisible asset; and

            (d) the Capital Account of each Member shall be adjusted to take into account the profit and loss resulting from the sale or exchange of the Company's assets and all other transactions in connection with the winding up of the Company. For this purpose, the distribution of any of the Company's assets to a Member shall be deemed to be a sale of such asset for fair market value.

            SECTION 15.3. Distribution Upon Dissolution of the Company. The Company's assets or the proceeds from the sale thereof pursuant to this Article 15 to the extent sufficient therefor shall be applied and distributed to the maximum extent permitted by law, in the following order:

            (a) first, to the satisfaction (whether by payment or by the making of reasonable provision for payment) of all of the Company's debts and liabilities to creditors, including the expenses of liquidation and including, to the fullest extent permitted by law, any Member or any of its Affiliates that is a creditor of the Company;

            (b) second, to the Members, in an amount equal to the aggregate of the positive balances, if any, of their Preferred Interest Accounts (plus any accrued Preferred Return that has not had a corresponding allocation pursuant to
Section 4.1(b)(i) or (ii)) in proportion to the respective positive balances of their Preferred Interest Accounts (determined after giving effect to all contributions, distributions, and allocations for all periods); and

            (c) the balance, if any, to the Members, in proportion to the respective positive balances of their Capital Accounts (determined after giving effect to all contributions, distributions, and allocations for all periods).

            SECTION 15.4. Claims of the Members. The Members will look solely to the Company's assets for the return of their Capital Account balances, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Account and Preferred Interest Account balances, the Members will have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member's Capital Account or Preferred Interest Account will have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Company or otherwise.

            SECTION 15.5. No Resignations by Members. Except in connection with a Transfer of all of its Interest pursuant to Article 10, no Member shall resign from the Company prior to the dissolution and winding up of the Company in accordance with this Agreement.


                                  ARTICLE 16

                                 MISCELLANEOUS

            SECTION   16.1.   Notices.   All   notices,   requests   and   other
communications to any party or to the Company hereunder shall be in writing (including telecopy or similar writing) and shall be given,

            if to the Company, to such address determined pursuant to Section 2.4, with a copy to each of the Members;

            if to SGH, to:

                  Saint-Gobain Holdings I Corp.
                  c/o Thomas A. Decker
                  Saint-Gobain Corporation
                  750 E. Swedesford Road
                  P.O. Box 860
                  Valley Forge, PA  19482-7087

            with copies to:

                  Thomas A. Decker
                  Saint-Gobain Corporation
                  750 E. Swedesford Road
                  P.O. Box 860
                  Valley Forge, PA  19482-7087

                  William L. Rosoff
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017


            if to the BGHI or BGHII, to:

                  BG Holdings I, Inc.
                  BG Holdings II, Inc.
                  c/o Ball Corporation
                  Corporate Headquarters
                  345 South High Street
                  P.O. Box 2407
                  Muncie, IN  47305-2326

            with a copy to:

                  Charles W. Mulaney, Jr.
                  Skadden, Arps, Slate, Meagher & Flom
                  333 West Wacker Drive
                  Chicago, Illinois  60606

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company in the manner provided in this Section 16.1. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is any day (a "working day") other than a Saturday, Sunday or other day on which commercial banking institutions in the place of receipt are authorized to close. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding working day in the place of receipt.

            SECTION 16.2. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by all parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided that this Agreement shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member and the adjustment of the Interests of the Members resulting from any sale, transfer or other disposition of an Interest, in each case that is made in accordance with the provisions hereof.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 16.3. Status of Parents. Notwithstanding the fact that the Parents have executed one or more of the Transaction Documents (and may have certain rights and obligations referred to in this Agreement), (i) none of the Parents is, and none shall be deemed to be, a "member" or a "manager" of the Company within the meaning of the Delaware Act, (ii) this Agreement does not constitute a partnership between any Parent and the Company or between any Parent and any Member and (iii) the provisions herein related to any Parent are included herein rather than in a separate agreement for convenience only; provided that this Section 16.3 shall not alter or relieve any Parent of its obligations under any Transaction Document to which such Parent is a party.

            SECTION 16.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything herein to the contrary, the SG Members may at any time assign their rights hereunder to purchase Interests of the Ball Members to SG Parent or to a direct or indirect wholly owned Subsidiary of SG Parent; provided that the obligations of such other Subsidiary shall be guaranteed pursuant to the Parent Sideletter of such Parent. This Agreement is for the sole benefit of the parties hereto and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto, any legal or equitable rights hereunder.

            SECTION 16.5. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If it shall be determined by court order not subject to appeal or discretionary review that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement and shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

            SECTION 16.6. Disputes; Submission to Jurisdiction. (a) If any dispute or controversy shall arise among the parties, or any of them, as to any matter arising out of or in connection with the Transaction Documents or the Joint Venture Transactions, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of
Section 16.6(b).

            (b) Any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), including without limitation disputes, controversies and claims arising out of or related to this Agreement, or the breach thereof, and the subject matter hereof (except with respect to the calculation of the Put Price, Call Price or Public Offering Call Price, which shall be resolved in accordance with Section 10.8), shall, except as provided below, be settled by a single arbitrator by arbitration in New York, New York in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA") as amended from time to time and as modified by this Agreement.

            The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators. The arbitrator shall possess substantive legal experiences in the principal issues in dispute.

            Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the arbitrator upon substantial justification, the hearings of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The arbitrator shall render its final award within 30 days following conclusion of the hearing. The arbitrator shall state the factual and legal basis for the award. The decision of the arbitrator shall be final and binding except as provided in the Federal Arbitration Act, 9 U.S.C.
Section 1, et. seq., and except for errors of law based on findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective.

            Nothing in this Section 16.6(b) shall limit any right that any Member may otherwise have to seek (on its own behalf or in the right of the Company) to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

            Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 16.1 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

            SECTION 16.7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 16.8. Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

            SECTION 16.9. Entire Agreement. This Agreement and the other Transaction Documents, including any exhibits or schedules hereto or thereto, or any other instruments, agreements or documents referenced herein or therein, constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.

            SECTION 16.10. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.



            IN WITNESS WHEREOF, the parties hereto have entered into this Limited Liability Company Agreement or have caused this Amended and Restated Agreement to be duly executed by their respective authorized officers, in each case as of the day and year first above written.


                                 SAINT-GOBAIN HOLDINGS I CORP.

                                 By:
                                       Name:  Thomas A. Decker
                                       Title: Vice President



                                 BG HOLDINGS I, INC.


                                 By:
                                       Name:  R. David Hoover
                                       Title: Vice President and Secretary



                                 BG HOLDINGS II, INC.

                                 By:
                                       Name:  R. David Hoover
                                       Title: Vice President and Secretary



                                 Member admitted after the date hereof in accordance with Article 10:

                                 Name of Member:



                                 By:
                                       Name:
                                       Title:

                                 Date of Admission:




                                                                  ANNEX 3.2(c)


                         Closing Capital Contributions


            Member                 Capital Contributions
------------------------------    -----------------------
             SGH                       $249,399,410
             BGHI                       90,299,790
            BGHII                       90,299,790